                                                                    EXHIBIT 4.18



Borrower:   HOLD BILLING SERVICES, LTD.

            ---------------------------

Address:    11550 IH-10 West, Suite 285

            ---------------------------

            San Antonio, Texas  78230

            -------------------------





Date:    March __, 1997



THIS LOAN AND SECURITY AGREEMENT  ("Agreement")  dated the date set forth above,

is entered into by and between the Borrower named above (the "Borrower"),  whose address is set forth  above and FINOVA  Capital  Corporation  ("FINOVA"),  whose address is 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071.



1.  LOANS.



1.1 Total Facility.  Upon the terms and conditions set forth herein and provided

    --------------

that no Event of  Default  or event  which,  with the  giving  of  notice or the passage of time,  or both,  would  constitute  an Event of  Default,  shall have occurred,  FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an  aggregate  outstanding  principal  amount  not to exceed the

Total Facility  amount (the "Total  Facility") set forth on the schedule  hereto

(the "Schedule"), subject to deduction of reserves for accrued interest and such other  reserves  (in each  case to the  extent  not  already  considered  in the

Borrowing Base),  including,  without  limitation,  reserves with respect to (i)

past due federal  excise  taxes,  state taxes or public  utility  charges;  (ii)

billing  and  collection  charges  payable to  Eligible  LECs;  (iii) other sums chargeable  against  Borrower's  Loan Account as Loans under any section of this

Agreement; (iv) untrued up volume by Eligible LECs; (v) LEC access charges; (vi)

up to three (3) months of any sums due and owing to any  landlord  or  mortgagee from whom FINOVA has not obtained a landlord's or mortgagee's  waiver; and (vii)

such other matters, events,  conditions, or contingencies as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower.  The Schedule is an integral  part of this  Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.



1.2 Loans. Advances under the Total Facility ("Loans") shall be comprised of the

    -----

amounts and at the advance  rates shown on the  Schedule.  FINOVA may,  after an

Event of Default, in its sole discretion,  adjust the advance rates set forth on the Schedule.



1.3  Overadvance.  If at any time or for any  reason the  outstanding  amount of

     -----------

advances  made  pursuant   hereto  exceeds  any  of  the  dollar  or  percentage

limitations contained in the Schedule (any such excess, an "Overadvance"),  then

Borrower shall,  upon FINOVA's demand,  immediately pay to FINOVA,  in cash, the full amount of such Overadvance. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overadvance, Borrower agrees to pay FINOVA interest on the outstanding  principal amount of any Overadvance,  on demand, at the rate set forth on the Schedule.



1.4. Loan Account. All advances made hereunder shall be added to and deemed part

     ------------

of the  Obligations  when  made.  FINOVA  may  from  time  to  time  charge  all

Obligations of Borrower to Borrower's loan account with FINOVA.



2.  CONDITIONS PRECEDENT.



2.1  Initial  Advance.  The  obligation  of FINOVA to make the  initial  advance

     ----------------

hereunder  is  subject to the  fulfillment  and  satisfaction  of FINOVA and its counsel,  of each of the following  conditions on or prior to the date set forth on the Schedule:



(a) Loan  Documents.  FINOVA  shall have  received  each of the  following  Loan

    ---------------

Documents:  (i) the Secured  Revolving  Credit Note,  in such amount and on such terms and  conditions as FINOVA shall specify,  executed by Borrower;  (ii) such security  agreements,  intellectual  property  assignments and deeds of trust as

FINOVA may require with respect to this  Agreement  executed by Borrower and, if applicable,  duly  acknowledged  for  recording  or  filing  in the  appropriate governmental offices; (iii) Subordination  Agreements on FINOVA's standard form,

executed by each of the  Subordinating  Creditors,  together  with copies of all instruments subject thereto showing a legend indicating such subordination; (iv)

Validity and Support  Agreements on FINOVA's  standard form,  executed by Harold

Box and David  Mechler,  Jr.;  (v) such  Blocked  Account  or  Dominion  Account agreements as FINOVA shall determine; and (vi) such other documents, instruments and  agreements  in  connection  herewith  as FINOVA  shall  require,  executed,

certified and/or acknowledged by such parties as FINOVA shall designate;

(b) Terminations by Existing Lender(s). Borrower's existing lender(s) shall have

    ----------------------------------

executed  and  delivered  UCC  termination  statements  and other  documentation evidencing the termination of its liens and security  interests in the assets of

Borrower or a  subordination  agreement in form and  substance  satisfactory  to

FINOVA in its sole discretion;



(c)  Charter  Documents.   FINOVA  shall  have  received  copies  of  Borrower's

     ------------------

certificate  of  limited  partnership  and  limited  partnership  agreement,  as amended,  modified  or  supplemented  to the Closing  Date and its sole  general

partner's,   HBS,  Inc.'s  ("HBS"),  By-laws  and  Articles  or  Certificate  of

Incorporation,  as amended,  modified,  or  supplemented  to the  Closing  Date,

certified by the Secretary of Borrower;



(d)  Good  Standing.  FINOVA  shall  have  received  a  certificate  of  limited

     --------------

partnership  status with  respect to Borrower  and a  certificate  of  corporate status with respect to HBS, each dated within ten (10) days of the Closing Date,

by the Secretary of State of the state of registration of Borrower and the state of incorporation of HBS, which certificates shall indicate that HBS and Borrower are in good standing in such states;



(e) Foreign  Qualification.  FINOVA shall have received  certificates of limited

    ----------------------

partnership  status with  respect to Borrower  dated within ten (10) days of the

Closing  Date,  issued by the  Secretary  of State of each  state in which  such party's  failure to be duly qualified or licensed would have a material  adverse effect on its  financial  condition or assets  indicating  that such party is in good standing;



(f)  Authorizing  Resolutions  and  Incumbency.  FINOVA  shall  have  received a

     -----------------------------------------

certificate  from the  Secretaries  of  Borrower  and HBS  attesting  to (i) the adoption  of  resolutions  of  Borrower's  and HBS's Board of  Directors  and/or

shareholders  and/or  partners,  as  appropriate,  authorizing the execution and delivery of this  Agreement and the other Loan  Documents to which Borrower is a party,  and authorizing  specific  officers of Borrower and HBS to execute same,

and (ii) the authenticity of original specimen signatures of such officers;



(g)  Insurance.  FINOVA  shall have  received  the  insurance  certificates  and

     ---------

certified  copies of policies  required  by Section 4.4 hereof,  all in form and substance satisfactory to FINOVA and its counsel;



(h)  Title Insurance.  Not Applicable.

     ---------------



(i)  Searches;  Certificates  of Title.  FINOVA  shall  have  received  searches

     ---------------------------------

reflecting the filing of its financing  statements  and fixture  filings in such jurisdictions  as it shall  determine,  and shall have received  certificates of title with respect to the  Collateral  which shall have been duly  executed in a manner sufficient to perfect all of the security interests granted to FINOVA;



(j)  Landlord  and  Mortgagee  Waivers.  FINOVA  shall have  received  landlord,

     ---------------------------------

warehouseman  and  mortgagee  waivers  from the  lessors and  mortgagees  of all locations where any Collateral is located.



(k) Fees.  Borrower  shall have paid all fees  payable by it on the Closing Date

    ----

pursuant to this Agreement;



(l)  Opinion of Counsel.  FINOVA  shall have  received an opinion of  Borrower's

     ------------------

counsel covering such matters as FINOVA shall determine in its sole discretion;



(m)  Officer  Certificate.  FINOVA  shall  have  received a  certificate  of the

     --------------------

President  and the Chief  Financial  Officer or similar  official  of  Borrower,

attesting  to the  accuracy of each of the  representations  and  warranties  of

Borrower  set forth in this  Agreement  and the  fulfillment  of all  conditions precedent to the initial advance hereunder;



(n) Solvency  Certificate.  If requested by FINOVA, a signed  certificate of the

    ---------------------

Borrower's  duly elected Chief  Financial  Officer  concerning  the solvency and financial condition of Borrower, on FINOVA's standard form;



(o) Blocked  Account/Dominion  Account.  The Blocked Account or Dominion Account

    ----------------------------------

referred to in Section  7.2 and 7.3 hereof  shall have been  established  to the satisfaction of FINOVA in its sole discretion;



(p) Environmental Assessment.  Not applicable;

    ------------------------



(q)  Environmental  Certificate.  FINOVA  shall have  received an  Environmental

     --------------------------

Certificate from Borrower,  in form and substance  satisfactory to FINOVA in its sole and absolute discretion, with respect to all locations of Collateral; and



(r) Other Matters.  All other documents and legal matters in connection with the

    -------------

transactions contemplated by this Agreement shall have been delivered,  executed or recorded and shall be in form and  substance  satisfactory  to FINOVA and its counsel.



2.2 Subsequent Advances.  The obligation of FINOVA to make any advance hereunder

    -------------------

shall be subject to the further conditions precedent that, on and as of the date of such advance:



(a) the  representations  and warranties of Borrower set forth in this Agreement shall be accurate,  before and after  giving  effect to such advance or issuance and to the application of any proceeds thereof;



(b) no Event of Default  and no event  which,  with notice or passage of time or both,  would  constitute an Event of Default has occurred,  or would result from such advance
or issuance or from the application of any proceeds thereof;



(c)  no  material  adverse  change  has  occurred  in the  Borrower's  business,

operations,  financial  condition,  or assets or in the prospect of repayment of the Obligations; and



(d) FINOVA shall have  received such other  approvals,  opinions or documents as

FINOVA  shall  reasonably  request,   including  without   limitation,   written

confirmations  from all applicable LECs confirming  their  acceptance of all LEC

Receivables  which  are  included  in the  Borrowing  Base  at the  time  of the applicable advance.



3.  INTEREST RATE AND OTHER CHARGES.



3.1 Interest;  Fees. Borrower shall pay FINOVA interest on the daily outstanding

    --------

balance  of  Borrower's  loan  account  at the per  annum  rate set forth on the

Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.



3.2 Default Interest Rate. Upon the occurrence and during the continuation of an

    ---------------------

Event of Default,  Borrower shall pay FINOVA  interest on the daily  outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%)

in excess of the rate which would  otherwise be applicable  thereto  pursuant to the Schedule.  All such default interest shall be payable upon demand of FINOVA.



3.3 Examination Fees. Borrower agrees to pay to FINOVA an examination fee in the

    ----------------

amount set forth on the Schedule in connection with each audit or examination of

Borrower performed by FINOVA prior to or after the date hereof.



3.4  Excess  Interest.   The  contracted  for  rate  of  interest  of  the  loan

     ----------------

contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the  Obligations in accordance with the provisions of this Agreement;

(ii) interest after an Event of Default, calculated and applied to the amount of the  Obligations  in  accordance  with the  provisions  hereof;  and  (iii)  all

Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted  for  rate  of  interest  which  is the  sum of the  above-referenced elements.  The examination fees, attorneys' fees, expert witness fees, letter of credit fees,  Collateral  Management Fees, closing fees, Loan Fees,  Termination

Fees, Unused Line fees, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower  (collectively,  the  "Additional

Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction,  or otherwise with respect to this  lending  transaction,  that under any  applicable  law may be deemed to be interest  with  respect  to this  lending  transaction,  for the  purpose of any applicable  law that may limit the maximum amount of interest to be charged with respect to this lending transaction,  shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and  "contracted  for rate of  interest" of this  lending  transaction  shall be deemed to be increased by the rate of interest  resulting  from the inclusion of the Additional Sums.



    It is the intent of the  parties to comply  with the usury laws of the State of  Arizona  (the  "Applicable  Usury  Law").  Accordingly,  it is  agreed  that notwithstanding  any provisions to the contrary in this Agreement,  or in any of the documents  securing payment hereof or otherwise relating hereto, in no event shall  this  Agreement  or such  documents  require  the  payment  or permit the collection of interest in excess of the maximum  contract rate  permitted by the

Applicable Usury Law (the "Maximum  Interest  Rate").  In the event (a) any such excess of interest  otherwise would be contracted for,  charged or received from

Borrower or otherwise in connection  with the Loans  evidenced  hereby,  (b) the maturity of the  Obligations  is  accelerated in whole or in part, or (c) all or

part  of  the  Obligations  shall  be  prepaid,   so  that  under  any  of  such

circumstances,  the amount of  interest  contracted  for,  shared or received in connection with the Loans evidenced  hereby,  would exceed the Maximum  Interest

Rate,  then in any such event (1) the provisions of this paragraph  shall govern and  control,  (2)  neither  Borrower  nor any other  Person  or  entity  now or hereafter  liable for the payment of the  Obligations  shall be obligated to pay the amount of such  interest  to the extent  that it is in excess of the Maximum

Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid  principal amount of the Obligations or refunded to Borrower,  at FINOVA's sole option, and (4) the effective rate of interest  shall be  automatically  reduced to the Maximum  Interest  Rate. It is further agreed,  without  limiting the generality of the foregoing,  that to the extent  permitted by the Applicable  Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the

Maximum  Interest Rate shall be made by  amortizing,  prorating,  allocating and spreading  during  the  period of the full  stated  term of the Loans  evidenced hereby,  all  interest at any time  contracted  for,  charged or  received  from

Borrower or otherwise in connection  with such Loans;  and (y) in the event that the  effective  rate of  interest  on the Loans  should at any time  exceed  the

Maximum  Interest  Rate,  such excess  interest that would  otherwise  have been collected had there been no
ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective  interest rate on the loan otherwise falls below the  Maximum  Interest  Rate,  to the extent that  interest  paid to the date of calculation  does not exceed the Maximum  Interest Rate, until the entire amount of interest which would  otherwise have been collected had there been no ceiling imposed  by the  Applicable  Usury Law has been paid in full.  Borrower  further agrees that should the Maximum  Interest Rate be increased at any time hereafter because  of a  change  in the  Applicable  Usury  Law,  then to the  extent  not prohibited  by the  Applicable  Usury Law,  such  increases  shall  apply to all indebtedness  evidenced  hereby  regardless of when incurred;  but, again to the extent not prohibited by the Applicable  Usury Law, should the Maximum  Interest

Rate be  decreased  because  of a  change  in the  Applicable  Usury  Law,  such decreases shall not apply to the  indebtedness  evidenced  hereby  regardless of when incurred.





4.  COLLATERAL.



4.1 Security  Interest in the Collateral.  To secure the payment and performance

    ------------------------------------

of the Obligations  when due,  Borrower hereby grants to FINOVA a first priority security  interest  in all of  Borrower's  now owned or  hereafter  acquired  or arising Inventory, Equipment, Receivables,  investment property (as such term is defined in the Code) and General Intangibles, including, without limitation, all of Borrower's  Deposit Accounts,  money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds  (including,  without  limitation,  proceeds of any insurance policies,

proceeds of proceeds and claims  against  third  parties),  all products and all books  and  records  related  to any of the  foregoing  (all  of the  foregoing,

together with all other property in which FINOVA may be granted a lien, mortgage or security interest, is referred to herein, collectively, as the "Collateral").



4.2 Perfection  and  Protection of Security  Interest.  Borrower  shall,  at its

    -------------------------------------------------

expense, take all actions requested by FINOVA at any time to perfect,  maintain,

protect  and  enforce  FINOVA's  security  interest  and  other  rights  in  the

Collateral  and the  priority  thereof  from  time to time,  including,  without limitation,  (i) executing and filing  financing or continuation  statements and amendments  thereof and executing and  delivering  such  documents and titles in connection  with  motor  vehicles  as  FINOVA  shall  require,  all in form  and substance  satisfactory  to  FINOVA,  (ii)  maintaining  a  perpetual  inventory reporting  system and complete and accurate stock records,  (iii)  delivering to

FINOVA  warehouse  receipts  covering any portion of the  Collateral  located in warehouses and for which warehouse  receipts are issued,  and, after an Event of

Default, transferring Inventory to warehouses designated by FINOVA, (iv) placing notations on Borrower's books of account to disclose  FINOVA's security interest therein, and (v) delivering to FINOVA all letters of credit on which Borrower is named beneficiary.  FINOVA may file, without Borrower's  signature,  one or more financing statements disclosing FINOVA's security interest under this Agreement.

Borrower agrees that a carbon,  photographic,  photostatic or other reproduction of this  Agreement  or of a financing  statement  is  sufficient  as a financing statement.  If any Collateral is at any time in the possession or control of any warehouseman,  bailee or any of Borrower's agents or processors,  Borrower shall notify such Person of FINOVA's  security  interest in such  Collateral and, upon

FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject  to  FINOVA's  instructions.  From time to time,  Borrower  shall,  upon

FINOVA's request,  execute and deliver confirmatory written instruments pledging the Collateral to FINOVA,  but  Borrower's  failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the  Obligations  have been fully  satisfied  and  FINOVA's  obligation  to make further advances  hereunder has terminated,  FINOVA's  security  interest in the

Collateral shall continue in full force and effect.



4.3 Preservation of Collateral.  FINOVA may, in its sole discretion, at any time

    --------------------------

discharge any lien or  encumbrance  on the  Collateral or bond the same, pay any insurance,  maintain guards,  pay any service bureau,  obtain any record or take any other  action to  preserve  the  Collateral  and charge the cost  thereof to

Borrower's loan account as an Obligation.



4.4  Insurance.  Borrower will  maintain and deliver  evidence to FINOVA of such

     ---------

insurance required,  written by insurers and in amounts  satisfactory to FINOVA.

All  premiums  shall be paid by Borrower as and when due.  Accurate and complete copies of the policies  shall be  delivered  by Borrower to FINOVA.  If Borrower fails to do so, FINOVA may (but shall not be required to) procure such insurance at Borrower's  expense and charge the cost thereof to Borrower's loan account as an  obligation.  Each policy shall  include a provision  requiring  thirty days'

prior written notice to FINOVA of any cancellation or substantial modification.



5.  EXAMINATION OF RECORDS; FINANCIAL REPORTING.



5.1 Examinations. FINOVA shall at all times have full access to and the right to

    ------------

examine,  audit, make abstracts and copies from and inspect Borrower's  records,

files,  books of account and all other  documents,  instruments  and  agreements relating  to the  Collateral  and the  right to  check,  test and  appraise  the

Collateral  provided,  however,  that  prior  to the  occurrence  of an Event of

Default, FINOVA shall not perform such examinations more than once each calendar quarter. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service  bureau  maintaining  records for Borrower.  All instruments and  certificates  prepared by Borrower  showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove (to the extent deemed  necessary by FINOVA to exercise its rights and remedies  hereunder) from

Borrower's  premises Borrower's books and records (or copies thereof) or require

Borrower to deliver  such books and records (to the extent  deemed  necessary by

FINOVA to  exercise  its rights  and  remedies  hereunder)  or copies to FINOVA.

FINOVA  may,  without  expense  to  FINOVA,  use such of  Borrower's  personnel,

supplies,  copiers,   facsimiles,  other  equipment,  and  premises  as  may  be reasonably necessary for maintaining or enforcing FINOVA's security interest and rights hereunder.



5.2 Reporting  Requirements.  Borrower shall furnish FINOVA, upon request,  such

    -----------------------

information  and  statements as FINOVA shall request from time to time regarding

Borrower's  business  affairs,  financial  condition  and  the  results  of  its operations.  Without  limiting the generality of the  foregoing,  Borrower shall

provide  FINOVA  with  (i)  upon  request,   copies  of  sales   invoices,   all

correspondence  and other  information  between Borrower and any LEC (including,

without  limitation,  all commitment  reports),  customer  statements and credit memoranda issued purchase of accounts  receivable  reports for LECS,  remittance advices and reports  and copies of deposit  slips;  (ii) on or prior to the date set forth on the Schedule,  monthly  agings and  reconciliations  of Receivables

with  listings  of  concentrated  accounts,   payables  reports,  and  unaudited

financial  statements  with  respect  to the  prior  month  prepared  on a basis consistent with such statements  prepared in prior months;  (iii) audited annual financial statements,  prepared in accordance with generally accepted accounting principles  applied  on  a  basis  consistent  with  the  most  recent  Prepared

Financials provided to FINOVA by Borrower,  including balance sheets, income and cash  flow  statements  of  Borrower  and  its  Affiliates,  accompanied  by the

unqualified   report  thereon  of  independent   certified  public   accountants

acceptable to FINOVA as soon as available,  and in any event, within ninety (90)

days  after  the  end  of  each  of  Borrower's  fiscal  years;  and  (iv)  such certificates relating to the foregoing as FINOVA may request, including, without limitation,  a monthly  certificate  from the president and the chief  financial officer of Borrower  showing  Borrower's  compliance  with each of the financial covenants set forth in this Agreement,  and stating whether any Event of Default has  occurred or event which,  with giving of notice or the passage of time,  or both, would constitute an Event of Default,  and if so, the steps being taken to prevent or cure such Event of Default.



6.  COLLATERAL REPORTING.



6.1 Invoices.  Borrower  shall not re-date any invoice or sale from the original

    --------

date  thereof  or make  sales  on  extended  terms  beyond  those  customary  in

Borrower's  industry,  or otherwise extend or modify the term of any Receivable.

If Borrower  becomes  aware of any matter  affecting any  Receivable,  including information  affecting the credit of the account debtor thereon,  Borrower shall promptly notify FINOVA in writing.



6.2  Instruments.  In the event any  Receivable  is or  becomes  evidenced  by a

     -----------

promissory  note,  trade  acceptance or any other  instrument for the payment of

money,   Borrower   shall   immediately   deliver  such   instrument  to  FINOVA

appropriately endorsed to FINOVA and, regardless of the form of any presentment,

demand,  notice of dishonor,  protest or notice of protest with respect thereto,

Borrower shall remain liable thereon until such instrument is paid in full.



7.  PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.



7.1 Principal  Payments.  Except where  evidenced by notes or other  instruments

    -------------------

issued or made by Borrower to FINOVA specifically  containing payment provisions which are in conflict  with this  Section  7.1 (in which  event the  conflicting provisions of said notes or other  instruments  shall govern and control),  that portion of the Obligations  consisting of principal  payable on account of Loans shall be payable by Borrower to FINOVA  immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the  Collateral,  to the extent  of said  proceeds,  (ii)  the  occurrence  of an  Event  of  Default  in consequence  of which FINOVA  elects to  accelerate  the maturity and payment of such loans,  or (iii) any  termination of this Agreement  pursuant to Section 16 hereof;  provided,  however,  that any  Overadvance  shall be  payable on demand pursuant to the provisions of Section 1.3 hereof.



7.2 Collections.  Until FINOVA notifies Borrower to the contrary, Borrower shall

    -----------

direct  all  LECs to  direct  all  payments  (except  payments  made by check by

Southwestern Bell, which shall be made payable to Borrower but sent to FINOVA or to a lockbox if FINOVA  shall so direct)  to a "blocked  account"  as FINOVA may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA. Borrower shall hold any payments  received  by it as  trustee  of FINOVA  and  immediately  deliver  all payments to FINOVA in their  original form as set forth below,  duly endorsed in blank.  FINOVA or its designee may, at any time after the occurrence of an Event of Default,  pursuant to a Notice of Assignment  in the form attached  hereto as

Exhibit "7.2",  notify all other account debtors that the Receivables  have been assigned to FINOVA and of FINOVA's security  interest  therein,  and may collect the  Receivables  directly  and  charge the  collection  costs and  expenses  to

Borrower's  loan account.  Borrower  agrees that, in computing the charges under this  Agreement,  all  items of  payment  shall be deemed  applied  by FINOVA on account of the  Obligations one (1) Business Day after receipt by FINOVA of good funds which have been
finally credited to FINOVA's  account,  whether such funds are received directly from  Borrower or from the Blocked  Account bank or the Dominion  Account  bank,

pursuant  to Section  7.3  hereof.  FINOVA is not,  however,  required to credit

Borrower's account for the amount of any item of payment which is unsatisfactory to FINOVA in its sole  discretion and FINOVA may charge  Borrower's loan account for the amount of any item of payment  which is  returned to FINOVA  unpaid.  In this  Agreement  or in any Loan  Document,  whenever,  there is a  reference  to

"receipt  by FINOVA of  funds," or  language  of similar  effect  regarding  the receipt of funds by FINOVA, in order to be credited to the applicable account on the date that good funds were received by FINOVA  (either  directly or through a bank account or lockbox arrangement,  etc . . . ) the funds must reach FINOVA no later than 12:00 noon, Philadelphia,  Pennsylvania time, on that date. Any funds reaching  FINOVA  after 12:00 noon,  Philadelphia,  Pennsylvania  time,  will be credited to the applicable  account on the next immediately  following  Business

Day.



7.3  Management  of a Blocked  Account or Dominion  Account.  On a daily  basis,

     ------------------------------------------------------

Borrower  shall  report to FINOVA the amount of proceeds in the Blocked  Account from the Collateral  (net of amounts  collected for taxes) and the amount of any funds received with respect to customers other than Approved Customers and shall provide FINOVA with such supporting information as FINOVA may request.  Provided that FINOVA agrees with  Borrower's  calculation  of such amounts,  Borrower and

FINOVA shall execute a joint disbursement  authorization in the form attached as

Exhibit "A".  Borrower  shall obtain the agreement by the bank where the Blocked

Account is maintained to waive any offset rights against the funds so deposited.

FINOVA assumes no responsibility for any Blocked Account arrangement, including,

without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository  accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "Dominion  Account") and Borrower shall deposit all proceeds of Receivables  and all cash proceeds of any sale of Inventory or, to the extent permitted  herein,  Equipment,  or cause same to be deposited,  in kind, in such

Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts.



7.4 Payments Without Deductions. Borrower shall pay principal, interest, and all

    ---------------------------

other amounts payable  hereunder,  or under any related  agreement,  without any deduction  whatsoever,  including,  but not  limited to, any  deduction  for any setoff or counterclaim.



7.5 Collection Days Upon Repayment. In the event Borrower repays the Obligations

    ------------------------------

in  full  at any  time  hereafter,  such  payment  in  full  shall  be  credited

(conditioned  upon final collection) to Borrower's loan account one (1) Business

Day after FINOVA's receipt thereof.



7.6  Monthly  Accountings.  FINOVA  shall  provide  Borrower  with an account of

     --------------------

advances, charges, expenses and payments and other transactions made pursuant to this  Agreement  on a monthly  basis.  Such  account  shall be  deemed  correct,

accurate and binding on Borrower and an account  stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA),

unless  Borrower  notifies  FINOVA in writing to the contrary within thirty (30)

days after each account is rendered, describing the nature of any alleged errors or admissions.



7.7 Collections and Administration.  FINOVA may, (i) at any time, whether or not

    ------------------------------

an Event of  Default  has  occurred,  without  notice to or assent of  Borrower,

notify any LEC of the fact that the Receivables  and other  Collateral have been assigned to FINOVA by  Borrower  and that  payment  thereof is to be made to the

Blocked  Account,  and (ii) at any time after an Event of Default has  occurred,

without notice to or assent of Borrower,  notify any other account debtor of the fact that the Receivables  and other  Collateral have been assigned to FINOVA by

Borrower  and that  payment  thereof is to be made to the order of  FINOVA,  and

(iii) at any time after an Event of Default has occurred,  without  notice to or assent of Borrower,  demand,  collect or enforce  payment of any  Receivables or such other  Collateral,  but without any duty to do so, and FINOVA  shall not be liable  for any  failure to collect or  enforce  payment  thereof.  At  FINOVA's request, all invoices, or bills and statements sent to any account debtor, other obligor or bailee,  shall state that the Receivables  and such Collateral  shall have been assigned to FINOVA and are payable directly and only to FINOVA. FINOVA shall have the right,  at any time, in FINOVA's name or in the name of a nominee of the FINOVA,  to verify the validity,  amount or any other matter  relating to the Receivables or the other Collateral, by mail, telephone or otherwise.



8.  POWER OF ATTORNEY.



Borrower irrevocably  appoints FINOVA and its officers,  agents and designees as

Borrower's  attorney,  with the power to endorse  Borrower's name on any checks,

notes, acceptances, money orders or other forms of payment or security that come into  FINOVA's  possession;  to sign  Borrower's  name on any invoice or bill of lading relating to any Receivable,  on drafts against customers,  on assignments of Receivables, on notices of assignment,  financing statements and other public records,  on  verifications  of accounts  and on notices to customers or account debtors;  to send  requests  for  verification  of  Receivables  to customers or account debtors; and after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and
to open and  dispose  of all mail  addressed  to  Borrower;  and to do all other things  FINOVA  deems  necessary  or  desirable  to carry  out the terms of this

Agreement.  Borrower  hereby  ratifies and  approves all acts of such  attorney.

Neither FINOVA nor any of its officers, agents and designees shall be liable for any acts or  omissions  nor for any error of  judgment or mistake of fact or law while  acting as  Borrower's  attorney  except for any acts or  omissions  which constitute  fraud.  This power,  being coupled with an interest,  is irrevocable until the  Obligations  have been fully  satisfied  and FINOVA's  obligation  to provide loans hereunder shall have terminated.



9.  RECEIVABLES.



9.1  Representations and Warranties.

     ------------------------------



(a)  Receivables.  Borrower  hereby  represents and warrants to FINOVA that: (A)

     -----------

with respect to each existing and future LEC Receivable (i) each such Receivable is genuine and in all respects  what it purports to be and is not evidenced by a judgment; (ii) each such Receivable arises out of the sale, assignment, transfer or  delivery  of End User  Accounts  (for which all of the  representations  and warranties set forth in clause 9.1(a)(B) below are true,  accurate and complete)

by the  Borrower,  on behalf of a Customer,  to a LEC in the ordinary  course of

Borrower's  business  and in  accordance  with the  terms and  conditions  of an

Agreement for Billing  Services and a Billing Services  Agreement;  (iii) to the

best of Borrower's knowledge, each such Receivable is, for a specific liquidated amount due and owing (without defense, set-off or counterclaim of any nature) as such amount is  reflected  on the  Billing  Tape  covering  the  applicable  LEC

Receivable,  a copy of which is  available  to FINOVA,  (iv) no payment  will be received with respect to any such  Receivable,  and no credit,  discount  (other than those discounts given in the ordinary course of business), or extension, or agreement therefor will be granted on any such Receivable, except as reported to

FINOVA in  accordance  with this  Agreement;  (v) there are no facts,  events or occurrences  which in any way impair the validity or  enforceability  thereof or tend to reduce the amount payable  thereunder  from the amount  reflected on the

Billing  Tape  therefor;  (vi) to the  best  of  Borrower's  knowledge,  the LEC thereunder  (1) had the  capacity to contract at the time any  contract or other document giving rise to the Receivable was executed and (2) such LEC is solvent;

(vii) Borrower has no knowledge of any fact or circumstances  which would impair the validity or collectibility  by Borrower of such Receivable,  and to the best of  Borrower's  knowledge,  there  are  no  proceedings  or  actions  which  are threatened  or pending  against the  associated  LEC which  might  result in any material adverse change in such LEC's financial  condition or  collectibility of such LEC  Receivable;  (viii) all  supporting  documents  (including all Billing

Services  Agreements and Agreements for Billing  Services) and other evidence of such  Receivable  delivered  to FINOVA are  complete  and  correct and valid and enforceable in accordance with their terms,  and all signatures and endorsements that appear  thereon are genuine,  and all  signatories  and endorsers have full capacity to contract;  (ix)  Borrower has filed all  necessary  UCC-1  financing statements  against,  and has executed all necessary  security  agreements with,

each of its  Approved  Customers as required by  applicable  law for Borrower to obtain a first  priority  perfected  security  interest in all of such  Approved

Customer's LEC  Receivables for LEC's where the LEC Receivables are purchased by

Borrower and Accounts which give rise to such LEC  Receivables  and all customer lists related thereto and all such UCC-1 financing statements have been assigned to FINOVA by the filing of UCC-3  assignment  forms or by  indicating  FINOVA as assignee on such financing  statements,  all in form and substance acceptable to

FINOVA;  and (x) such Receivable is not subject to any prohibition or limitation upon  assignment  except as may be set  forth in the  applicable  Agreement  for

Billing Services or Billing Services Agreement; and



(B) with  respect to each  existing  and future End User  Account  (i) each such

Receivable  is genuine  and in all  respects  what it  purports to be and is not evidenced by a judgment;  (ii) each such Receivable  arises out of the completed delivery of telephone  services in the ordinary course of a Customer's  business and in the name of such Customer,  unless otherwise  approved by FINOVA,  and in accordance  with the terms and  conditions of any  contracts or other  documents relating  thereto;  (iii) each such  receivable is for a specific amount due and owing as reflected on the Billing  Tapes or billing  transmission  covering such

End  User  Account;  (iv) to the  best of  Borrower's  knowledge,  such End User

Account  is not  subject  to  any  offset  Lien,  deduction,  defense,  dispute,

counterclaim  or any  other  adverse  condition,  and is  absolutely  owing to a

Customer or LEC and is not  contingent  in any respects or for any reason except for matters for which  discounts,  credits or allowances are granted by Borrower in the ordinary  course of Borrower's  business  consistent with past practices;

(v) neither  Borrower nor the applicable  Customer or LEC has made any agreement with any End User  thereunder  for any  deduction  therefor,  except  discounts,

credits or allowances  which are granted by such Customer in the ordinary course of business;  (vi) there are no facts,  events or circumstances which in any way impair  the  validity  or  enforceability  thereof  or tend to reduce the amount payable thereunder from the amount reflected on the Billing Tape therefor; (vii)

the account  debtor  thereunder (1) had the capacity to contract at the time any contract or other document relating to the End User Account was executed and (2)

to the best of Borrower's knowledge, the account debtor on such End User Account is solvent; (viii) Borrower has no knowledge of any facts or circumstances which would impair the validity or collectibility by Borrower, the applicable Customer or the applicable LEC of the End User Account and, to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the account debtor  thereunder  which might result in any material adverse changes in such account debtor's financial  condition or the collectibility of such End User Account;  (ix) all supporting  documents and other evidence of End User Accounts delivered to Lender are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine,  and all signatories and endorsers have full capacity to contract;  (x) the Customer from whom such  receivable was

purchased  was  approved  by  Borrower  in  conformity  with  its   Underwriting

Guidelines;  and (xi) the End User Account is not subject to any  prohibition or limitation upon assignment except as provided in the applicable Billing Services

Agreement.



    (b) Invoices.  Borrower  represents  and warrants  that  Borrower  shall not

        --------

re-date  any  invoice  or sale or make  sales on  extended  dating  beyond  that customary in Borrower's business or extend or modify any Receivable. If Borrower becomes  aware of any matter  adversely  affecting  any  Receivable,  including,

without limitation, information regarding the account debtor's creditworthiness,

Borrower will immediately so advise FINOVA in writing.



9.2 Breach of  Warranty or  Representation.  If any  representation  or warranty

    --------------------------------------

herein or in any report  submitted to FINOVA is breached as to any Receivable or any  Receivable  ceases to be an Eligible  Receivable  for any reason other than payment  thereof,  then FINOVA may, in addition to its other  rights  hereunder,

designate any and all  Receivables  owing by that account debtor as not Eligible

Receivables;  provided,  that FINOVA shall in any such event retain its security interest in all  Receivables,  whether or not  Eligible  Receivables,  until the

Obligations  have been fully satisfied and FINOVA's  obligation to provide loans hereunder has terminated.



9.3 Disputes.  Borrower  shall notify FINOVA  promptly of all disputes or claims

    --------

which singly, or in the aggregate,  involve amounts exceeding $10,000 and settle or adjust all  disputes  or claims at no expense  to  FINOVA,  but no  discount,

credit or  allowance  shall be granted to any  account  debtor and no returns of merchandise shall be accepted by Borrower without FINOVA's  consent,  except for discounts,  credits  and  allowances  made or given in the  ordinary  course  of

Borrower's business. FINOVA may, at any time after the occurrence of an Event of

Default,  settle or adjust  disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment  and, in all cases,  FINOVA shall credit  Borrower's  loan account with only the net amounts received by FINOVA in payment of any Receivables.



10.      EQUIPMENT.



Borrower shall keep and maintain the Equipment in good  operating  condition and repair and make all necessary  replacements thereto to maintain and preserve the value and operating  efficiency  thereof at all times consistent with Borrower's past practice,  ordinary wear and tear  excepted.  Borrower shall not permit any item of  Equipment  to become a fixture  (other  than a trade  fixture)  to real estate or an accession to other property.



11.      OTHER LIENS; NO DISPOSITION OF COLLATERAL.



Borrower represents,  warrants and covenants that (a) all Collateral  (including with limitation all End User Accounts and LEC Receivables) is and shall continue to be  owned  by it  free  and  clear  of all  liens,  claims  and  encumbrances whatsoever (except for FINOVA's security interest,  Permitted Encumbrances,  and such other liens,  claims and  encumbrances as may be permitted by FINOVA in its sole  discretion  from time to time in  writing),  and (b)  Borrower  shall not,

without FINOVA's prior written approval,  sell, encumber or dispose of or permit the sale,  encumbrance or disposal of any Collateral or any interest of Borrower therein,  except for (i) the sale of  Inventory  or the sale of  Receivables  to

Eligible LECs in the ordinary course of Borrower's  business,  provided that any such sale of Receivables  shall be subject to FINOVA's  security interest in the

Receivables  sold to the extent the  Receivable  is due from an End User or (ii)

the sale of obsolete  Equipment in the ordinary  course of Borrower's  business.

The  proceeds of any such sales  shall be  remitted  to FINOVA  pursuant to this

Agreement for application to the Obligations.



12.      GENERAL REPRESENTATIONS AND WARRANTIES.



Borrower represents and warrants that:



12.1 Due  Organization.  It is a limited  partnership  duly  organized,  validly

     -----------------

existing  and in good  standing  under  the laws of the  State  set forth on the

Schedule,  is qualified and authorized to do business and is in good standing in all states in which such  qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and  authority  to conduct  its  business  as  presently  conducted,  to own its property and to execute and deliver each of the Loan  Documents to which it is a party and perform all of its Obligations thereunder;



12.2 Other Names. It has not, during the preceding five (5) years, been known by

     -----------

or used any other  partnership  or  fictitious  name  except as set forth on the

Schedule,  nor has it been the surviving  entity of a merger or consolidation or acquired all or  substantially  all of the assets of any person during such time except as set forth on the Schedule;

12.3 Due Authorization.  The execution,  delivery and performance by Borrower of

     -----------------

the Loan Documents to which it is a party have been  authorized by all necessary limited  partnership  action and do not and shall not  constitute a violation of any  applicable  law or of  Borrower's  Certificate  of Limited  Partnership  or

Limited Partnership Agreement or any other document,  agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;



12.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party

     ------------------

is the legal,  valid and  binding  obligation  of Borrower  enforceable  against

Borrower in accordance with its terms;



12.5 Intangible Property. Borrower possesses adequate assets, licenses, permits,

     -------------------

approvals,  patents,  patent  applications,  copyrights,  trademarks,  trademark applications  and trade names for the present and planned  future conduct of its business without any known conflict with the rights of others, and each is valid and has  been  duly  registered  or  filed  with  the  appropriate  governmental authorities;



12.6  Capital.  Borrower has capital  sufficient  to conduct its business and is

      -------

able to pay its debts as they  mature and owns  property  having a fair  salable value  greater  than the  amount  required  to pay all of its  debts  (including contingent debts);



12.7 Material Litigation.  Borrower has no pending or, to its knowledge, overtly

     -------------------

threatened  litigation,  actions  or  proceedings  which  would  materially  and adversely  affect its  business,  assets,  operations,  prospects or  condition,

financial or otherwise, or the Collateral or any of FINOVA's interests therein;



12.8 Title;  Security Interests of FINOVA.  Borrower has good,  indefeasible and

     ------------------------------------

merchantable  title to the  Collateral  and, upon the filing of UCC-1  Financing

Statements  and the recording of any mortgages or deeds of trust with respect to real property,  in each case in the appropriate offices, this Agreement and such documents  shall  create  valid  and  perfected  first  priority  liens  in  the

Collateral, subject only to Permitted Encumbrances;



12.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject

     ---------------------------------------

to any  contract  or subject to any  charge,  corporate  restriction,  judgment,

decree  or order  materially  and  adversely  affecting  its  business,  assets,

operations,  prospects or condition,  financial or otherwise, or which restricts its right or  ability  to incur  Indebtedness,  and it is not party to any labor dispute except as disclosed on the Schedule.  In addition,  no labor contract is scheduled  to  expire  during  the  Initial  Term of this  Agreement,  except as disclosed to FINOVA in writing prior to the date hereof.



12.10 Laws. Borrower is not in violation of any applicable statute,  regulation,

      ----

ordinance or any order of any court,  tribunal or  governmental  agency,  in any respect  materially  and  adversely  affecting  the  Collateral or its business,

assets, operations, prospects or condition, financial or otherwise;



12.11  Consents.  Borrower  has  obtained or caused to be obtained or issued any

       --------

required consent of a governmental agency or other Person in connection with the financing contemplated hereby;



12.12 Defaults.  Borrower is not in default with respect to any note, indenture,

      --------

loan agreement,  mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound,  nor has any event occurred which,  with the giving of notice or the lapse of time, or both, would cause such a default;



12.13 Financial  Condition.  The Prepared  Financials fairly present  Borrower's

      --------------------

financial  condition and results of  operations  and those of such other Persons described therein as of the date thereof;  there are no material  omissions from the Prepared  Financials  or other facts or  circumstances  not reflected in the

Prepared  Financials;  and there has been no material and adverse change in such financial  condition  or  operations  since  the  date of the  initial  Prepared

Financials delivered to FINOVA hereunder;



12.14 ERISA. Neither Borrower,  any ERISA Affiliate,  or any Plan is or has been

      -----

in  violation  of any of  the  provisions  of  ERISA,  any of the  qualification requirements  of IRC  Section  401(a)  or any of the  published  interpretations thereunder,  nor has Borrower or any ERISA Affiliate received any notice to such effect.  No notice of intent to  terminate a Plan has been filed  under  Section

4041 of ERISA,  nor has any Plan been terminated  under ERISA.  The PBGC has not instituted  proceedings to terminate,  or appointed a trustee to  administer,  a

Plan.  No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited  transaction or Reportable Event has occurred with respect to a Plan.

Neither  Borrower nor any ERISA Affiliate has incurred any withdrawal  liability with respect to any Multiemployer  Plan.  Borrower and each ERISA Affiliate have made all contributions  required to be made by them to any Plan or Multiemployer

Plan when due. There is no accumulated  funding  deficiency in any Plan, whether or not waived;



12.15 Taxes.  Borrower has filed all tax returns and such other reports as it is

      -----

required by law to file and has paid or made adequate  provision for the payment on or prior to the date when due of all taxes,  assessments  and similar charges that are due and payable other than those  contested in good faith and for which adequate reserves have been established in accordance with GAAP;

12.16 Locations. Borrower's chief executive office and the offices and locations

      ---------

where it keeps the  Collateral  (except for  Inventory  in  transit)  are at the locations  set forth on the Schedule,  except to the extent that such  locations may have been  changed  after notice to FINOVA in  accordance  with Section 13.5 below;



12.17  Business  Relationships.   There  exists  no  actual  or,  to  Borrower's

       -----------------------

knowledge,  threatened  termination,  cancellation  or  limitation  of,  or  any modification or change in, the business  relationship  between  Borrower and any customer  or any  group of  customers  whose  purchases  individually  or in the aggregate  are  material  to the  business  of  Borrower,  or with any  material

supplier,   and  there  exists  no  present  condition  or  state  of  facts  or circumstances  which would  materially and adversely  affect Borrower or prevent

Borrower  from   conducting   such  business  after  the   consummation  of  the

transactions  contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and



12.18 Reaffirmations.  Each request for a loan made by Borrower pursuant to this

      --------------

Agreement  shall  constitute  (i) an  automatic  representation  and warranty by

Borrower  to FINOVA that there does not then exist any Event of Default and (ii)

a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.



12.19 Deferred  Compensation.  As of the Closing Date, Borrower owes no deferred

      ----------------------

compensation to any of its officers or directors.



13.  AFFIRMATIVE COVENANTS.



Borrower covenants that, so long as any Obligation remains  outstanding and this

Agreement is in effect, it shall:



13.1  Expenses.  Promptly  reimburse  FINOVA  for all costs,  fees and  expenses

      --------

incurred by FINOVA in connection with the negotiation,  preparation,  execution,

delivery,  administration  and  enforcement  of  each  of  the  Loan  Documents,

including,  but not limited to, the attorneys' and  paralegals'  fees of outside counsel,  expert witness fees, lien, title search and insurance fees,  appraisal fees,  all  charges  and  expenses  incurred  in  connection  with  any  and all environmental reports and environmental  remediation  activities,  and all other costs,  expenses,  taxes and filing or recording fees payable in connection with the transactions  contemplated by this Agreement,  including without limitation,

all such  costs,  fees and  expenses as FINOVA  shall incur or for which  FINOVA shall become  obligated in connection with (i) any inspection or verification of the  Collateral,  (ii) any  proceeding  relating  to the Loan  Documents  or the

Collateral,  (iii)  actions  taken with respect to the  Collateral  and FINOVA's security  interest  therein,  including,  without  limitation,  the  defense  or prosecution of any action involving FINOVA and Borrower or any third party, (iv)

enforcement  of  any  of  FINOVA's  rights  and  remedies  with  respect  to the

Obligations  or Collateral,  and (v)  consultation  with FINOVA's  attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving  any  Loan  Party or any  Affiliate,  whether  or not  suit is  filed.

Borrower  shall  also pay all  FINOVA  charges  in  connection  with  bank  wire transfers,  forwarding of loan  proceeds,  deposits of checks and other items of payment,  returned checks,  establishment and maintenance of lockboxes and other

Blocked Accounts,  and all other bank and administrative  matters, in accordance with  FINOVA's  schedule of bank and  administrative  fees and charges in effect from time to time;



13.2  Taxes.  File all tax returns and pay or make  adequate  provision  for the

      -----

payment of all taxes, assessments and other charges on or prior to the date when due;



13.3 Notice of  Litigation.  Notify  FINOVA in writing  within five (5) Business

     ---------------------

Days of becoming  aware of any  litigation,  suit or  administrative  proceeding which may materially and adversely affect the Collateral or Borrower's business,

assets, operations,  prospects or condition,  financial or otherwise, whether or not the claim is covered by insurance;



13.4 ERISA.  Notify  FINOVA in writing (i) promptly  upon the  occurrence of any

     -----

event  described in Section  4043 of ERISA,  other than a  termination,  partial termination  or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination,  partial  termination or merger of a Plan or a transfer of a

Plan's assets;



13.5 Change in Location.  Notify FINOVA in writing forty-five (45) days prior to

     ------------------

any change in the location of Borrower's  chief executive office or the location of any  Collateral,  or  Borrower's  opening or  closing  of any other  place of business;



13.6 Partnership  Existence.  Maintain its limited partnership existence and its

     ----------------------

qualification  to do business and good standing in all states  necessary for the conduct of its business and the ownership of its property and maintain  adequate assets,  licenses,  patents,  copyrights,  trademarks  and  trade  names for the conduct of its business;



13.7 Labor  Disputes.  Promptly notify FINOVA in writing of any labor dispute to

     ---------------

which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;



13.8  Violations of Law.  Notify FINOVA in writing within five (5) Business Days

      -----------------

of becoming aware of any violation of any law, statute,  regulation or ordinance of
any governmental entity, or of any agency thereof,  applicable to Borrower which may  materially  and adversely  affect the  Collateral  or Borrower's  business,

assets, prospects, operations or condition, financial or otherwise;



13.9  Defaults.  Notify  FINOVA in  writing  within  five (5)  Business  Days of

      --------

Borrower's default under any note, indenture, loan agreement, mortgage, lease or other  agreement  to which  Borrower or any of its  Affiliates  is a party or by which Borrower or any of its Affiliates is bound,  or of any other default under any Indebtedness of Borrower which has a then outstanding  principal  balance of more than $50,000;



13.10 Capital  Expenditures.  Promptly notify FINOVA in writing of the making of

      ---------------------

any  Capital  Expenditure  materially  affecting  Borrower's  business,  assets,

prospects, operations or condition, financial or otherwise;



13.11 Books and Records. Keep adequate records and books of account with respect

      -----------------

to its business  activities in which proper entries are made in accordance  with

past   practice   consistently   applied,   reflecting   all  of  its  financial

transactions;



13.12  Leases;  Warehouse  Agreements.  Provide  FINOVA  with (i)  copies of all

       ------------------------------

agreements  between  Borrower  and any landlord or  warehouseman  which owns any premises at which any  Collateral  may, from time to time, be located,  and (ii)

without limiting the landlord and mortgagee  waivers to be provided  pursuant to

Section  2.1(j)  above,  landlord and  mortgagee  waivers in form  acceptable to

FINOVA with respect to all locations where any Collateral is hereafter  located;

and



13.13 Additional Documents. At FINOVA's request, promptly execute or cause to be

      --------------------

executed  and  delivered  to  FINOVA  any  and  all  documents,  instruments  or agreements  deemed  necessary  by FINOVA to  facilitate  the  collection  of the

Obligations  or the  Collateral  or otherwise to give effect to or carry out the terms or intent of this  Agreement  or any of the other  Loan  Documents.



13.14 Financial Covenants.  Comply with the financial covenants set forth on the

      -------------------

Schedule.





14.  NEGATIVE COVENANTS.



Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole  discretion,  so  long  as any  Obligation  remains  outstanding  and  this

Agreement is in effect, Borrower shall not:



14.1 Mergers. Merge or consolidate with or acquire any other Person, or make any

     -------

other material change in its capital  structure or in its business or operations which might adversely affect the repayment of the Obligations;



14.2 Loans.  Make advances,  loans or extensions of credit to, or invest in, any

     -----

Person  provided,  however,  that Borrower may purchase LEC Receivables and make advances  and loans in the  ordinary  course of its  business  not to exceed the aggregate amount of $5,000.00 outstanding at any one time;



14.3  Dividends.  Declare  or pay  cash  dividends  upon  any of  its  stock  or

      ---------

distribute any of its property or redeem,  retire,  purchase or acquire directly or indirectly any of its stock or make any other distributions except,  provided no Event of Default has occurred and is  continuing or would result after taking into effect the results of making the applicable  distribution  and no event has occurred and is continuing which, with the giving of notice,  passage of time or both,  would  become an Event of Default  (a) annual  distributions  to Avery to reimburse  Avery  for the  amount of taxes  actually  paid by Avery  during  the applicable year which were  attributable to Borrower's  income,  which dividends shall in no event  exceed the lesser of (i) the total income taxes paid by Avery during the period covered by the distribution or (ii) the amount of income taxes directly  attributable  to Borrower's  income  during the period  covered by the distribution;  (b) on the Closing Date, a distribution  to Avery in an amount to be determined by Borrower, provided, that taking into account the effect of such distribution,  Borrower shall have excess  availability under the Borrowing Base

("Excess   Availability")   of  not  less  than   $700,000  and  (c)   quarterly

distributions  payable  after  FINOVA has  verified  the  applicable  Total Debt

Service Coverage Ratio  measurement for the quarter ending  immediately prior to the date of the proposed  distribution (which quarter ends shall correspond with the measurement dates set forth on the Schedule for measuring Total Debt Service

Coverage Ratio), in an amount to be determined based on the following formula:



(i) if Borrower's  Total Debt Service  Coverage Ratio is greater than 1.1 to 1.0

for  the  quarter  ending   immediately  prior  to  the  date  of  the  proposed

distribution and Borrower had an average Excess Availability of $500,000 or more over  the 60 day  period  immediately  preceding  the  date  of  measurement  of

Borrower's Total Debt Service Coverage Ratio for the applicable quarter, in both cases after taking into account the effect of the proposed distribution; then up to $200,000;  or (ii) if Borrower's Total Debt Service Coverage Ratio is greater than  1.5 to 1.0 for the  quarter  ending  immediately  prior to the date of the proposed  distribution  and  Borrower  had an  average  Excess  Availability  of

$1,500,000  or more over the 60 day  period  immediately  preceding  the date of measurement of Borrower's  Total Debt Service  Coverage Ratio for the applicable quarter,  in both cases  after  taking into  account the effect of the  proposed distribution; then $200,000 or more.

14.4 Adverse  Transactions.  Enter into any  transaction  which  materially  and

     ---------------------

adversely affects the Collateral or its ability to repay the Obligations in full as and when due;



14.5  Indebtedness of Others.  Become  directly or  contingently  liable for the

      ----------------------

Indebtedness of any Person except by endorsement of instruments for deposit;



14.6  Repurchase.  Make a sale to any  customer on a  bill-and-hold,  guaranteed

      ----------

sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;



14.7 Name. Use any corporate or fictitious name other than its corporate name as

     ----

set forth in its Articles or Certificate of  Incorporation on the date hereof or as set forth on the Schedule;



14.8  Prepayment.  Prepay any  Indebtedness  other than trade payables and other

      ----------

than the Obligations  except for prepayments of Subordinated  Debt to the extent permitted by the terms of the subordination agreements applicable thereto;



14.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving

     -------------------

effect thereto,  the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;



14.10  Compensation.  Pay total compensation,  including salaries,  withdrawals,

       ------------

fees,  bonuses,  commissions,  drawing  accounts  and  other  payments,  whether directly or indirectly, in money or otherwise,  during any fiscal year to all of

Borrower's  executives,  officers and directors (or any relative thereof), in an amount in excess of the amount set forth on the Schedule;



14.11  Indebtedness.  Create,  incur, assume or permit to exist any Indebtedness

       ------------

(including  Indebtedness  in  connection  with Capital  Leases) in excess of the amount set forth on the  Schedule,  other than (i) the  Obligations,  (ii) trade payables and other contractual  obligations to suppliers and customers  incurred in the  ordinary  course of  business,  (iii)  Indebtedness  which is secured by

Permitted  Encumbrances and (iv) other Indebtedness existing on the date of this

Agreement and reflected in the Prepared Financials (except  Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder);



14.12  Affiliate  Transactions.  Except  as set  forth  below,  sell,  transfer,

       -----------------------

distribute  or pay any  money or  property  to any  Affiliate,  or invest in (by capital  contribution  or  otherwise)  or  purchase or  repurchase  any stock or

Indebtedness,  or any  property,  of any  Affiliate,  or  become  liable  on any guaranty of the  indebtedness,  dividends or other obligations of any Affiliate.

Notwithstanding  the  foregoing,  Borrower  may pay  compensation  permitted  by

Section  14.10 to employees who are  Affiliates  and, if no Event of Default has

occurred,  Borrower may (i) pay the dividends permitted pursuant to Section 14.3 above and (ii) Borrower may engage in transactions with Affiliates in the normal course of  business,  in amounts  and upon terms  which are fully  disclosed  to

FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable  arm's  length  transaction  with a Person  who is not an  Affiliate.

Borrower may also make payments to  Subordinating  Creditors in accordance  with the terms of the subordination agreements approved by FINOVA.



14.13  Nature of  Business.  Enter into any new  business  other than  providing

       -------------------

customer  service and billing and collection  services for, and  contracting for such services on behalf of, Customers and other providers of telecommunications,

internet, enhanced and convergent services or make any material change in any of

Borrower's business objectives, purposes or operations;



14.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's

      -------------

business or activities,  except in connection with internal  business matters or as required in dealings with governmental agencies and financial institutions or with trade  creditors  of  Borrower,  solely for credit  reference  purposes and except in connection with the public recording of financing statements and other

Loan Documents recorded by FINOVA in connection with this Agreement;



14.15 Margin Security.  Own,  purchase or acquire (or enter into any contract to

      ---------------

purchase or acquire) any "margin  security" as defined by any  regulation of the

Federal  Reserve  Board as now in  effect  or as the same  may  hereafter  be in effect; or



14.16 Change of  Ownership.  Permit or suffer the  occurrence of any transfer of

      --------------------

more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower.





15.  ENVIRONMENTAL MATTERS.



15.1  Definitions.  The following  definitions  apply to the  provisions of this

      -----------

Section 15:



(a) the term "Applicable  Law" shall include,  but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and  regulations thereunder,  and any other local, state and/or federal laws, rules,  regulations or  ordinances,  whether  currently in existence  or  hereafter  enacted,  which govern,  to the  extent  applicable  to the  Property  or to  Borrower,  (i) the existence,  cleanup and/or remedy of  contamination  on real property;  (ii) the protection  of the  environment  from  soil,  air or  water  pollution,  or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation,  transport,  treatment, removal or recovery of Hazardous Substances;



(b) The term "Hazardous  Substance" shall mean (i) any oil, flammable substance,

explosives,  radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes,  materials or pollutants  which either pose a hazard to the  Property  or to  persons  on or about the  Property  or cause the

Property to be in violation of any  Applicable  Law;  (ii)  asbestos in any form

which  is  or  could  become  friable,   urea   formaldehyde   foam  insulation,

transformers or other equipment which contain dielectric fluid containing levels of  polychlorinated  biphenyls,  or radon gas;  (iii) any chemical,  material or substance  defined as or included in the  definition of "hazardous  substances,"

"waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste,"

"restricted  hazardous waste," or "toxic  substances" or words of similar import under any  Applicable  Law,  including,  but not limited  to, the  Comprehensive

Environmental Response,  Compensation and Liability Act ("CERCLA"),  42 USC 9601

et seq.;  the Resource  Conservation  and Recovery Act ("RCRA"),  42 USC 6901 et

-- ---                                                                        --

seq.;  the  Hazardous  Materials  Transportation  Act, 49 USC 1801 et seq.;  the

---                                                                -- ---

Federal  Water  Pollution  Control  Act,  33 USC  1251 et seq.;  (iv) any  other

                                                       -- ---

chemical,  material or substance,  exposure to which is  prohibited,  limited or regulated by any governmental  authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property,  or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and



(c) the term "Property" shall mean all real property, wherever located, in which

Borrower or any Affiliate of Borrower has any right, title or interest,  whether now existing or hereafter arising, and including,  without limitation, as owner,

lessor or lessee.



15.2  Covenants and Representations.

      -----------------------------



(a) Borrower  represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry,  there have not been at any other times, any

activities  on  the  Property  involving,   directly  or  indirectly,  the  use,

generation, treatment, storage or disposal of any Hazardous Substances except in compliance  with  Applicable  Law (i) under,  on or in the land  included in the

Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or  other  containments,  structures  or  equipment,  (ii)  incorporated  in the buildings,  structures or improvements  included in the Property,  including any building  material  containing  asbestos,  or (iii) used in connection  with any operations on or in the Property.



(b) Without  limiting  the  generality  of the  foregoing  and to the extent not included within the scope of this Section 15.2, Borrower represents and warrants that it is in full  compliance  with  Applicable  Law and has received no notice from any person or any  governmental  agency or other entity of any violation by

Borrower or its Affiliates of any Applicable Law.



(c) Borrower  shall be solely  responsible  for and agrees to indemnify  FINOVA,

protect and defend  FINOVA with  counsel and experts  reasonably  acceptable  to

FINOVA,  and  hold  FINOVA  harmless  from  and  against  any  claims,  actions,

administrative  proceedings,  judgments,  damages, punitive damages,  penalties,

fines,  costs,  liabilities  (including  sums paid in  settlements  of  claims),

interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by FINOVA (collectively,  the "Environmental

Costs"),  that  may,  at any  time  or from  time to  time,  arise  directly  or indirectly  from or in connection  with: (i) the presence,  suspected  presence,

release or suspected  release of any Hazardous  Substance  whether into the air,

soil, surface water or groundwater of or at the Property, or any other violation of  Applicable  Law,  or (ii) any breach of the  foregoing  representations  and covenants;  except to the extent any of the foregoing result from the actions of

FINOVA,  its employees,  agents and  representatives.  All  Environmental  Costs incurred  or  advanced  by  FINOVA  shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.



16.  TERM; TERMINATION.



16.1  Term.  The  initial  term of this  Agreement  shall be as set forth on the

      ----

Schedule (the  "Initial  Term") and may, in the sole  discretion  of FINOVA,  be renewed for successive periods of one (1) year (each, a "Renewal Term"),  unless earlier terminated as provided herein.



16.2 Prior Notice.  Each party shall have the right to terminate  this Agreement

     ------------

at the end of the Initial  Term or at the end of any Renewal  Term by giving the other party written  notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.



16.3 Payment in Full.  Upon the effective date of  termination,  the Obligations

     ---------------

shall become immediately due and payable in full in cash.



16.4 Early Termination;  Termination Fee. In addition to the procedure set forth

     -----------------------------------

in Section 16.2, Borrower may terminate this Agreement at any time but only upon sixty

(60) days' prior written  notice and  prepayment of the  Obligations  in full in immediately  available funds. Upon any such early termination by Borrower or any termination  of this  Agreement  by FINOVA  upon the  occurrence  of an Event of

Default,  then,  and in any such  event,  Borrower  shall pay to FINOVA upon the effective date of such  termination a fee (the  "Termination  Fee") in an amount equal to the amount shown on the Schedule.



17.  DEFAULT.



17.1 Events of Default. Any one or more of the following events shall constitute

     -----------------

an Event of Default under this Agreement:



(a) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;



(b)  Borrower or any other Loan Party fails or  neglects  to perform,  keep,  or observe  any  term,  provision,  covenant  or  agreement  contained  in any Loan

Document to which Borrower or such other Loan Party is a party;



(c)  Any  material  adverse  change  occurs  in  Borrower's  business,   assets,

operations, prospects or condition, financial or otherwise;



(d) Any material portion of Borrower's assets is seized, attached,  subjected to a writ or distress  warrant,  is levied upon or comes into the possession of any judicial officer;



(e) Borrower shall generally not pay its debts as they become due or shall enter into any  agreement  (whether  written  or  oral),  or  offer to enter  into any agreement,  with all or a  significant  number of its  creditors  regarding  any moratorium or other indulgence with respect to its debts or the participation of such  creditors  or their  representatives  in the  supervision,  management  or control of the business of Borrower;



(f) Any bankruptcy or other insolvency  proceeding is (i) commenced by Borrower,

or (ii)  commenced  against  Borrower and remains  undischarged  or unstayed for forty-five (45) days from the date of the involuntary petition;



(g) Any  notice of a valid  lien,  levy or  assessment  is filed of record  with respect to any of Borrower's assets;



(h) Any final  judgments  are entered  against  Borrower in an aggregate  amount exceeding  $100,000  which  are  not  covered  by  insurance  and  which  remain unsatisfied for five (5) business days;



(i) Any default by Borrower shall occur under any capital  lease,  loan or other agreement  for the payment of money where  Borrower is indebted for an amount in excess of  $50,000,  between  Borrower  and any third party  including,  without limitation,  any default  which  would  result in a right by such third party to accelerate  the  maturity  of any such  Indebtedness  of  Borrower to such third party;



(j) Any  representation  or warranty made or deemed to be made by Borrower,  any

Affiliate or any other Loan Party in any Loan  Document or any other  statement,

document or report made or delivered  to FINOVA in  connection  therewith  shall prove to have been misleading in any material respect; or



(k) Any Prohibited Transaction or Reportable Event shall occur with respect to a

Plan which could have a material  adverse  effect on the financial  condition of

Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise;  Borrower or any of its ERISA  Affiliates shall fail to make full payment when due of all amounts  which  Borrower or any of its ERISA  Affiliates  may be required  to  pay  to  any  Plan  or any  Multiemployer  Plan  as  one  or  more contributions  thereto;  Borrower  or any of its  ERISA  Affiliates  creates  or permits  the  creation of any  accumulated  funding  deficiency,  whether or not waived.



17.2 Remedies.  Upon the  occurrence of an Event of Default,  FINOVA may, at its

     --------

option and in its sole  discretion  and in addition  to all of its other  rights under the Loan  Documents,  terminate  this  Agreement  and  declare  all of the

Obligations to be immediately payable in full. FINOVA shall also have all of its rights and remedies under applicable law,  including,  without  limitation,  the default rights and remedies of a secured party under the Code.  Further,  FINOVA may, at any time,  take  possession of the  Collateral and keep it on Borrower's premises,  at no cost to FINOVA, or remove any part of it to such other place(s)

as FINOVA may desire,  or Borrower shall,  upon FINOVA's  demand,  at Borrower's sole cost,  assemble the  Collateral  and make it available to FINOVA at a place reasonably  convenient to FINOVA.  FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise,  at such prices and upon such terms as FINOVA deems advisable,  at FINOVA's discretion,  and may, if

FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement  at the time and place of sale or of such  postponed  or  adjourned sale  without  giving a new notice of sale.  Borrower  agrees that FINOVA has no obligation to preserve  rights to the  Collateral or marshall any Collateral for the benefit of any Person.  FINOVA is hereby granted a license or other right to use,  without  charge,  Borrower's  labels,  patents,  copyrights,  name,  trade secrets,  trade  names,  trademarks  and  advertising  matter,  or  any  similar property,  in completing  production,  advertising or selling any Collateral and

Borrower's rights under all licenses and all franchise agreements shall inure to

FINOVA's  benefit.  Any  requirement  of reasonable  notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition.  The proceeds of sale shall be applied, first, to all attorneys  fees and other expenses of sale,  and second,  to the  Obligations in such order as FINOVA shall elect,  in its sole  discretion.  FINOVA shall return any excess to Borrower and Borrower  shall remain  liable for any  deficiency to the fullest extent  permitted by law. FINOVA shall also have the right to reduce the Total  Facility  amount,  the Borrowing  Base or any portion  thereof or the advance rates or to modify the terms and conditions upon which FINOVA is willing to consider  making  advances  under the Total  Facility  or to take  additional reserves in the Borrowing Base for any reason.



17.3 Standards for Determining  Commercial  Reasonableness.  Borrower and FINOVA

     -----------------------------------------------------

agree that the following  conduct by FINOVA with respect to any  disposition  of

Collateral  shall  conclusively  be deemed  commercially  reasonable  (but other conduct by FINOVA,  including,  but not  limited  to,  FINOVA's  use in its sole discretion  of other or  different  times,  places and manners of  noticing  and conducting any disposition of Collateral shall not be deemed unreasonable):  Any public or private  disposition  as to which on no later than the fifth  calendar day prior thereto  written notice  thereof is mailed or personally  delivered to

Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto  notice  thereof  describing in general  non-specific terms,  the  Collateral  to be disposed of is  published  once in a newspaper of general circulation in the county where the sale is to be conducted.  The public disposition  shall be at any place  designated  by FINOVA,  with or without  the

Collateral being present,  and which commences at any time between 8:00 a.m. and

5:00 p.m. (PROVIDED THAT NO NOTICE OF ANY PUBLIC OR PRIVATE  DISPOSITION NEED BE

GIVEN TO THE BORROWER IF THE  COLLATERAL  IS  PERISHABLE OR THREATENS TO DECLINE

SPEEDILY  IN VALUE OR IS OF A TYPE  CUSTOMARILY  SOLD ON A  RECOGNIZED  MARKET).

Without  limiting the generality of the  foregoing,  Borrower  expressly  agrees that,  with  respect to any  disposition  of accounts,  instruments  and general intangibles,  it shall be  commercially  reasonable  for  FINOVA to  direct  any prospective  purchaser  thereof to ascertain  directly from Borrower any and all information  concerning  the same,  including,  but not limited to, the terms of payment,  aging and delinquency,  if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.



18.  DEFINITIONS.



18.1 Defined  Terms.  As used in this  Agreement,  the following  terms have the

     --------------

definitions set forth below:



"Accounts" or "accounts" has the meaning ascribed thereto in the Code.

 --------      --------

"Advance Date" means,  with respect to a Receivable,  the date on which Borrower

 ------------

pays the  initial  payment to the  applicable  Customer in  connection  with the purchase of such Receivable from such Customer.



"Affiliate" means any Person controlling,  controlled by or under common control

 ---------

with Borrower. For purposes of this definition,  "control" means the possession,

directly  or  indirectly,  of the  power to  direct  or cause  direction  of the management and policies of any Person,  whether  through  ownership of common or preferred  stock or other equity  interests,  by contract or otherwise.  Without limiting the  generality of the  foregoing,  each of the  following  shall be an

Affiliate:  any  officer,  director,  employee or other agent of  Borrower,  any shareholder  or subsidiary of Borrower,  and any other Person with whom or which

Borrower has common shareholders, officers or directors.



"Agreements for Billing  Services" means the billing services  agreements in the

 --------------------------------

form  delivered  by Borrower to FINOVA  prior to the date  hereof,  executed and delivered by and between  Borrower  and an Eligible  LEC or billing  aggregators acceptable  to FINOVA,  as the same may from time to time be amended,  with such changes therein as shall be acceptable to FINOVA, and any other billing services agreement  between  Borrower  and an Eligible  LEC  entered  into after the date hereof and approved by FINOVA in its sole discretion.



"Approved  Customer"  means  any  Customer  which  meets  each of the  following

 ------------------

requirements to FINOVA's  satisfaction  in the exercise of its sole  discretion:

(i) the Customer has a minimum period of operating history acceptable to FINOVA;

(ii) FINOVA  shall have  reviewed  the dilution  applicable  to such  Customer's

Accounts and determined that such dilution rates are acceptable to FINOVA; (iii)

the Customer has management  background and experience  acceptable to FINOVA and experience  in the  telecommunications  industry  which  is also  acceptable  to

FINOVA;  (iv) such  Customer  shall have  executed  and  delivered  the  Billing

Services Agreement,  and, if it is selling its accounts, or any portion thereof,

to  Borrower  pursuant  to a  Supplemental  Advance  Purchase  Agreement,  UCC-1

financing  statements and security  agreements to perfect Borrower's interest in such  Customer's  Accounts and Customer lists which financing  statements  shall also  indicate  that  FINOVA is the  assignee  thereof;  (v)  FINOVA  shall have received  copies of the Uniform  Commercial Code search and judgment and federal tax lien searches against such Customer where such Customer's principal place of business  is  located,  indicating  that there are no liens  against  any of the accounts of such Customer which  Borrower is purchasing;  (vi) FINOVA shall have the  right,  as  assignee  of  Borrower's  rights  under  the  Billing  Services

Agreement,  to at any time conduct an examination of such  Customer's  financial condition, the results of which must be acceptable to FINOVA (the costs of which examination  shall be borne by  Borrower at the rate of  $1,000.00  per day plus expenses); (vii) FINOVA shall have approved in writing the financing of such Customer's Accounts under the credit facility established pursuant to this Agreement; and (viii) Borrower shall have submitted all information and met all conditions on the appropriate  Collateral and Credit

Criteria List and shall have submitted a completed Customer  Background Form for such  Customer  both in form and  substance  satisfactory  to FINOVA in its sole discretion.



"ATAC" means Alternative Telephone Communications, Inc.

 ----



"ATAC  Receivable"  means a LEC  Receivable  which arises from the submission by

 ----------------

Borrower to LECs of Accounts purchased from ATAC.



"Avery" means Avery Communications, Inc.

 -----



"Billing Services  Agreements" means the Billing Services Agreements in the form

 ----------------------------

delivered by Borrower to FINOVA prior to the date hereof, executed and delivered by and between  Borrower  and Approved  Customers,  as the same may from time to time be amended, with such changes therein as shall be acceptable to FINOVA, and any other Billing Services  Agreement  between Borrower and an Approved Customer entered  into  after  the  date  hereof  and  approved  by  FINOVA  in its  sole discretion.



"Billing  Tape" means a billing  tape in EMI or other  format  designated  by an

 -------------

Eligible  LEC  and  presentable  to a LEC  in  accordance  with  the  applicable

Agreement for Billing Services.



"Borrowing Base" has the meaning set forth in the Schedule.

 --------------



"Business  Day" means any day on which  commercial  banks in both  Philadelphia,

 -------------

Pennsylvania and Phoenix, Arizona are open for business.



"Capital  Expenditures" means all expenditures made and liabilities  incurred in

 ---------------------

connection  with  entering  an  Agreement  for  Billing  Services  and  for  the

acquisition  of any fixed asset or  improvement,  replacement,  substitution  or addition  thereto  which has a useful life of more than one year and  including,

without limitation, those arising in connection with Capital Leases.



"Capital Lease" means any lease of property by Borrower that, in accordance with

 -------------

generally accepted  accounting  principles,  should be capitalized for financial reporting  purposes  and  reflected  as a  liability  on the  balance  sheet  of

Borrower.



"Closing Date" means the date on which this Agreement is executed.

 ------------



"Code" means the Uniform  Commercial  Code as adopted and in effect in the State

 ----

of Arizona from time to time.



"Collateral" has the meaning set forth in Section 4.1 above.

 ----------



"Collateral  and Credit Criteria List" means  Collateral and credit  information

 ------------------------------------

provided  by  Borrower  to FINOVA  for each  Customer  submitted  for  approval,

substantially in the form attached hereto as Exhibit "A".



"Customer"  means any client of Borrower which is a party to a Billing  Services

 --------

Agreement.



"Customer Background Form" means a document prepared by a Customer and presented

 ------------------------

by Borrower to FINOVA for each Customer submitted for approval, substantially in the form  attached  hereto as Exhibit "C" as may be modified by FINOVA from time to time.



"Deposit Accounts" has the meaning set forth in Section 9105 of the Code.

 ----------------



"Eligible  LEC"  means  any LEC set  forth on the  Schedule  and any  other  LEC

 -------------

hereafter expressly approved by FINOVA in writing.



"Eligible  Receivables" means: a LEC Receivable due from an Eligible LEC in each

 ---------------------

case  arising in the  ordinary  course of the "0+",  "1+",  operator,  internet,

enhanced or convergent  services  rendered by an Approved Customer which FINOVA,

in its sole judgment,  deems to be an Eligible  Receivable;  provided,  however,

that no such  Receivable  shall  be an  Eligible  Receivable  if:  (i)  such LEC

Receivable  is  unpaid  more than  ninety  (90) days  after the  applicable  LEC

Confirmation  Date;  or (ii) with respect to LEC  Receivables  from a particular

LEC, if twenty-five  percent (25%) or more of the LEC  Receivables  from the LEC that is the  account  debtor are not  deemed  Eligible  Receivables  of such LEC hereunder;  or (iii) any covenant,  representation or warranty contained in this

Agreement with respect to such Receivable has been breached; or (iv) the LEC has disputed  liability  with  respect  to a  Receivable  or has made any claim with respect to any other LEC Receivable due from the LEC to Borrower,  to the extent of any dispute or claim,  or (v) such  Receivable is due from or processed by an account debtor that has commenced a voluntary case under the federal  bankruptcy laws,  as now  constituted  or hereafter  amended,  or made  assignment  for the benefit of  creditors,  or a decree or order for  relief  has been  entered by a court having  jurisdiction over such account debtor in an involuntary case under the federal  bankruptcy  laws, as now constituted or hereafter  amended,  or any other petition or other application for relief under the federal bankruptcy laws has been filed against the account debtor,  or if the account debtor has failed,

suspended  business,  ceased  to be  solvent,  or  consented  to or  suffered  a receiver, trustee, liquidator, or custodian to be appointed for it or for all or a significant portion of its assets or
affairs; or (vi) FINOVA believes, in its reasonable judgment, that collection of such  Receivable  is  insecure  or that  payment  thereof is doubtful or will be delayed by reason of the LEC's or other account debtor's financial condition; or

(vii) the  Receivable  is subject to a Lien other than  FINOVA's;  or (viii) the

Receivable  is evidenced by chattel  paper or an  instrument  of any kind or has been reduced to judgment;  or (ix) Borrower has made any agreement with a LEC or any other account debtors for any deduction  therefrom,  except for post-billing adjustments  which are made in the  ordinary  course of  business  and except as provided  in the  applicable  Agreement  for Billing  Services,  but only to the extent of such deduction;  or (x) Borrower has made an agreement with the LEC to extend the time of payment  thereof,  unless,  notwithstanding  such  agreement,

payment is made within ninety (90) days of the applicable LEC Confirmation Date;

or (xi) such  Receivable  is subject to setoff,  carve-out  or other  adjustment under a contract other than a Billing Services  Agreement or  telecommunications service contract between an Approved  Customer and an End User, to the extent of such  setoff,  carve-out  or other  adjustment;  or (xii) such  Receivable  is a duplicate billing; or (xiii) such Receivable has not been confirmed by a LEC and

FINOVA has not been supplied with written evidence of such confirmation, in form and substance  acceptable to FINOVA; or (xiv) such LEC Receivable does not arise from the purchase by Borrower  from the Approved  Customer  originating  the End

User Account  which has been sold,  assigned or  transferred  to a LEC to create such LEC Receivable pursuant to the terms set forth in the Agreement for Billing

Services;  or (xv) call  records for such  Receivable  have not been  subject to validation acceptable to FINOVA or have dilution rates which are unacceptable to

FINOVA.



"End Users" means Persons to whom a Customer renders telecommunication services.

 ---------



"End User  Accounts"  means  Receivables  arising  from  services  rendered by a

 ------------------

Customer to End Users of telecommunications  services,  which accounts have been purchased by a LEC, from Borrower on behalf of the applicable  Customer pursuant to a Billing Services Agreement, and which have been processed and formatted for billing on a Billing Tape to be submitted to a LEC.  Each End User Account shall cease to be an End User  Account  and  become a LEC  Receivable  upon its  sale,

assignment,  or transfer by Borrower, on behalf of the applicable Customer, to a

LEC for billing and collection pursuant to an Agreement for Billing Services.



"Equipment" means all of Borrower's  present and hereafter  acquired  machinery,

 ---------

molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures,  motor vehicles,  tools,  parts,  dyes, jigs, goods and other tangible personal  property (other than Inventory) of every kind and description  used in

Borrower's  operations  or  owned by  Borrower  and any  interest  in any of the

foregoing,   and  all  attachments,   accessories,   accessions,   replacements,

substitutions,  additions  or  improvements  to any of the  foregoing,  wherever located.



"ERISA" means the Employment Retirement Income Security Act of 1974, as amended,

 -----

and the regulations thereunder.



"ERISA  Affiliate" means each trade or business (whether or not incorporated and

 ----------------

whether or not foreign) which is or may hereafter  become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA

Section 4001(b)(1), or IRC Section 414.



"Event of  Default"  means any of the events  set forth in Section  17.1 of this

 -----------------

Agreement.



"General  Intangibles"  means all general  intangibles of Borrower,  whether now

 --------------------

owned  or  hereafter  created  or  acquired  by  Borrower,   including,  without

limitation, any moneys due or to become due and other sums due Borrower from any

LEC under any Agreement for Billing  Services or from any billing  company under an  Agreement  for Billing  Services to which  Borrower is now or may  hereafter become a party, all monies due or to become due and other sums due Borrower from a Customer  under any Billing  Services  Agreement  to which  Borrower is now or hereafter becomes a party (including,  without limitation, all processing fees),

all choses in action,  rights under judgments,  rights under tort claims, causes of action,  corporate or other business records (including,  without limitation,

Billing Tapes), Deposit Accounts,  inventions,  designs,  drawings,  blueprints,

patents,  patent  applications,  trademarks  and the  goodwill  of the  business symbolized  thereby,  names, trade names, trade secrets,  goodwill,  copyrights,

registrations,   licenses,  franchises,   customer  lists,  security  and  other

deposits,  rights in all litigation presently or hereafter pending for any cause or claim  (whether in contract,  tort or  otherwise),  and all  judgments now or hereafter arising  therefrom,  all claims of Borrower against FINOVA,  rights to purchase or sell real or personal property,  rights as a licensor or licensee of any  kind,  royalties,  telephone  numbers,  proprietary  information,  purchase orders,  and all insurance  policies and claims  (including  without  limitation credit,  liability,  property  and other  insurance)  tax  refunds  and  claims,

computer  programs,  discs,  tapes  and tape  files,  claims  under  guaranties,

security  interests or other  security  held by or granted to Borrower to secure payment  of  any  of  the  Receivables  by an  account  debtor,  all  rights  to indemnification  and all other  intangible  property  of every  kind and  nature

(other than Receivables).

"Indebtedness"   means  all  of  Borrower's  present  and  future   obligations,

 ------------

liabilities,  debts,  claims and indebtedness,  contingent,  fixed or otherwise,

however evidenced,  created, incurred, acquired, owing or arising, whether under written or oral agreement,  operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations,  (ii) obligations and liabilities of any Person  secured by a lien,  claim,  encumbrance  or security  interest  upon property  owned by  Borrower,  even  though  Borrower  has not assumed or become liable therefor,  (iii) obligations and liabilities created or arising under any lease  (including  Capital Leases) or conditional  sales contract or other title retention agreement with respect to property used or acquired by Borrower,  even though the rights and  remedies of the  lessor,  seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v)

deferred taxes.



"Initial Term" has the meaning set forth on the Schedule.

 ------------



"Intangible  Assets" means all assets of any Person which would be classified in

 ------------------

accordance with GAAP as intangible assets including,  without limitation (a) all franchises,  licenses, permits, patents, applications,  copyrights,  trademarks,

tradenames,  goodwill,  experimental or  organizational  expenses and other like intangibles  and  (b)  investments  in and  loans  to  shareholders,  directors,

employees, Subsidiaries and Affiliates.



"Inventory"  means all of  Borrower's  now owned and hereafter  acquired  goods,

 ---------

merchandise or other personal property,  wherever located, to be furnished under any contract of service or held for sale or lease,  all raw  materials,  work in process,  finished  goods and  materials  and  supplies  of any kind,  nature or description  which are or might be used or  consumed in  Borrower's  business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods,  merchandise  or other  personal  property,  and all documents of title or other documents representing them.



"IRC" means the Internal  Revenue Code of 1986, as amended,  and the regulations

 ---

thereunder.



"LEC"  means any  Regional  Bell  Operating  Company,  Bell  Operating  Company,

 ---

independent  local  exchange  company,  credit card company or provider of local telephone services which is a party to any Billing Services Agreements.



"LEC Confirmation  Date" means, with respect to a Receivable,  the date on which

 ----------------------

Borrower receives written confirmation of acceptance of such Receivable from the applicable LEC.



"LEC Receivables" means all Receivables and General Intangibles for money due or

 ---------------

to become due, and all other debts and any other amounts  payable to Borrower by any LEC.



"Loan Documents" means, collectively, this Agreement, any note or notes executed

 --------------

by  Borrower  and payable to FINOVA,  and any other  agreement  entered  into in connection  with this  Agreement,  together  with all  alterations,  amendments,

changes,  extensions,   modifications,   refinancings,   refundings,   renewals,

replacements, restatements, or supplements, of or to any of the foregoing.



"Loan Party" means Borrower,  each  Subordinating  Creditor and each other party

 ----------

(other than FINOVA) to any Loan Document.



"Month-end  Reports" means all reports  prepared by Borrower on a monthly basis,

 ------------------

which reports shall include, without limitation,  general ledger, trial balance,

financial  statements,  Receivables  and  accounts  payable  agings,  agings  of accounts  payable  accruals and sales and cash  receipts  journals and a monthly reconciliation of Receivables and accounts payable and cash.



"Multiemployer  Plan" means a "multiemployer  plan" as defined in ERISA Sections

 -------------------

3(37) or 4001(a)(3) or IRC Section 414(f) which covers  employees of Borrower or any ERISA Affiliate.



"Notice of  Assignment"  shall mean,  with respect to any  Agreement for Billing

 ---------------------

Services,  a letter,  in the form attached as Exhibit 7.2 or as may otherwise be satisfactory  in the sole  discretion of FINOVA,  sent to the applicable LEC, in which the LEC is notified with respect to the assignment and grant of a security interest by Borrower to FINOVA of and in all of  Borrower's  right,  title,  and interest in and to all LEC  Receivables  relating to such  Agreement for Billing

Services and directing  such LEC to make all payments to the lockbox or Dominion

Account.



"Obligations" means all present and future loans, advances,  debts, liabilities,

 -----------

obligations, covenants, duties and indebtedness at any time owing by Borrower to

FINOVA,  whether  evidenced by this Agreement,  any note or other  instrument or document,  whether  arising from an extension of credit,  opening of a letter of credit,  banker's  acceptance,  loan,  guaranty,  indemnification  or otherwise,

whether direct or indirect  (including,  without  limitation,  those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others),

absolute or contingent, due or to become due, including, without limitation, all interest,  charges,  expenses,  fees,  attorney's  fees,  expert  witness  fees,

examination  fees, letter of credit fees,  Examination Fees,  closing fees, Loan

Fees,  Termination  Fees, Unused Line Fees,  Collateral  Management Fees and any

other sums  chargeable to

Borrower hereunder or under any other agreement with FINOVA.



"Overadvance" has the meaning set forth in Section 1.3 hereof.

 -----------



"PBGC" means the Pension Benefit Guarantee Corporation.

 ----



"Permitted  Encumbrance"  means each of the liens,  mortgages and other security

 ----------------------

interests set forth on the Schedule and incorporated herein by this reference.



"Person" means any individual, sole proprietorship,  partnership, joint venture,

 ------

trust, unincorporated organization,  association, corporation, limited liability entity,  government,  or any agency or political division thereof,  or any other entity.



"Plan" means any plan  described in ERISA Section 3(2)  maintained for employees

 ----

of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.



"Prepared  Financials"  means the balance  sheets of Borrower as of the date set

 -------------------

forth in the Schedule,  and as of each  subsequent date on which audited balance sheets are  delivered  to FINOVA  from time to time  hereunder,  and the related statements of operations,  changes in  stockholder's  equity and changes in cash flow for the periods ended on such dates.



"Prohibited Transaction" means any transaction described in Section 406 of ERISA

 ----------------------

which is not  exempt by  reason of  Section  408 of ERISA,  and any  transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section

4975(c)(2) of the IRC.



"Receivables"  means al of Borrower's now owned and hereafter acquired Accounts

 -----------

(whether or not earned by  performance  or processed and formatted for billing),

proceeds  of any letters of credit  naming  Borrower  as  beneficiary,  contract rights, chattel paper, instruments,  documents (as such terms are defined in the

Code) and all other  forms of  obligations  at any time owing to  Borrower,  all guaranties  and other  security  therefor,  whether  secured or  unsecured,  all merchandise  returned to or repossessed by Borrower,  and all rights of stoppage in transit  and all other  rights or  remedies  of an unpaid  vendor,  lienor or secured party.



"Renewal Term" has the meaning set forth on the Schedule.

 ------------



"Reportable  Event" means a reportable  event described in Section 4043 of ERISA or the  regulations  thereunder,  a withdrawal  from a Plan described in Section

4063 of ERISA,  or a cessation of  operations  described  in Section  4068(f) of

ERISA.



"Shareholder" means any Person who is an owner of any of Borrower's stock.

 -----------



"Subordinated  Debt" means  liabilities  of Borrower,  the repayment of which is

 ------------------

subordinated  to the payment and performance of the  Obligations,  pursuant to a subordination agreement on FINOVA's standard form.



"Subordinating Creditor" means the Persons set forth on the Schedule.

 ----------------------



"Supplemental  Advance Purchase  Agreement" means a Hold Billing Services,  Ltd.

 -----------------------------------------

Supplemental  Advance  Purchase  Agreement in form and  substance  acceptable to

FINOVA.



"Total Facility" has the meaning set forth on the Schedule.

 --------------



"Underwriting  Guidelines" means Borrower's  procedures for approving a Customer

 ------------------------

for factoring as set forth on Exhibit "D" attached hereto.





18.2 Other Terms. All accounting terms used in this Agreement,  unless otherwise

     -----------

indicated,  shall  have the  meanings  given to such  terms in  accordance  with generally accepted accounting principles,  consistently applied. All other terms contained  in  this  Agreement,  unless  otherwise  indicated  herein  or in the

Schedule, shall have the meanings provided by the Code, to the extent such terms are defined therein.





19.  MISCELLANEOUS.



19.1 Recourse to Security;  Certain Waivers. All Obligations shall be payable by

     --------------------------------------

Borrower  as  provided  for herein  and,  in full,  at the  termination  of this

Agreement;  recourse  to security  shall not be  required at any time.  Borrower waives  presentment and protest of any instrument and notice thereof,  notice of default and, to the extent  permitted by  applicable  law, all other  notices to which Borrower might otherwise be entitled.



19.2 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy

     -------------------

or option under this  Agreement,  any  supplement,  the Loan  Documents or other agreement  between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require  strict  performance  of this  Agreement.  FINOVA's  rights and remedies shall be cumulative and not exclusive.



19.3  Binding  on  Successor  and  Assigns.  All  terms,  conditions,  promises,

      ------------------------------------

covenants,  provisions  and  warranties  shall  inure to the benefit of and bind

FINOVA's and Borrower's representatives, successors and assigns.

19.4  Severability.  If any provision of this  Agreement  shall be prohibited or

      ------------

invalid  under  applicable  law, it shall be  ineffective  only to such  extent,

without invalidating the remainder of this Agreement.



19.5  Amendments;  Assignments.  This Agreement may not be modified,  altered or

      ------------------------

amended,  except by an  agreement  in writing  signed by  Borrower  and  FINOVA.

Borrower may not sell,  assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including,  without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or

thereunder.   Borrower   hereby  consents  to  FINOVA's   participation,   sale,

assignment,  transfer or other disposition,  at any time or times hereafter,  of this Agreement and any of the other Loan Documents,  or of any portion hereof or thereof,  including,  without  limitation,  FINOVA's rights,  title,  interests,

remedies,  powers and duties hereunder or thereunder (provided any such party to whom such interest is sold, assigned or transferred assumes FINOVA's obligations with  respect  thereto).  In  connection  therewith,  FINOVA  may  disclose  all documents  and  information  which FINOVA now or hereafter  may have relating to

Borrower's  businesses provided that any such party to whom such information may be  provided  shall  be  under a duty of  non-disclosure  with  respect  to such information.  To the extent  that  FINOVA  assigns  its  rights and  obligations hereunder  to a third  party,  FINOVA  shall  thereafter  be released  from such assigned  obligations  to Borrower and such  assignment  shall effect a novation between Borrower and such third party.



19.6  Integration.  This Agreement,  together with the Schedule (which is a part

      -----------

hereof) and the other Loan Documents,  reflect the entire  understanding  of the parties with respect to the transactions contemplated hereby.



19.7 Governing Law;  Waivers.  THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE

     -----------------------

WITH THE  INTERNAL  LAWS (AND NOT THE  CONFLICT  OF LAWS  RULES) OF THE STATE OF

ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER

HEREBY  CONSENTS TO THE  EXCLUSIVE  JURISDICTION  OF ANY STATE OR FEDERAL  COURT

LOCATED  WITHIN THE  COUNTY OF  MARICOPA,  THE STATE OF ARIZONA  OR, AT THE SOLE

OPTION OF FINOVA,  IN ANY OTHER COURT IN WHICH  FINOVA SHALL  INITIATE  LEGAL OR

EQUITABLE  PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER

IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE.

BORROWER  WAIVES  PERSONAL  SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS

THAT ALL SUCH  SERVICE  OF  PROCESS  BE MADE IN THE  MANNER SET FORTH IN SECTION

19.13 HEREOF FOR THE GIVING OF NOTICE.  BORROWER FURTHER WAIVES ANY RIGHT IT MAY

OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.



19.8 Survival.  All of the  representations and warranties of Borrower contained

     --------

in this Agreement  shall survive the execution,  delivery and acceptance of this

Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations,  duties, rights,

representations,  warranties or  liabilities of the parties hereto and all shall survive any such termination.



19.9 Evidence of Obligations.  Each Obligation may, in FINOVA's  discretion,  be

     -----------------------

evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so  evidenced,  such  Obligation  shall be evidenced  solely by entries upon

FINOVA's books and records.



19.10 Collateral Security.  The Obligations shall constitute one loan secured by

      -------------------

the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral,  (ii) apply Collateral and direct the order or manner  of sale  thereof  as it may  determine,  and (iii)  settle,  compromise,

collect or otherwise  liquidate any Collateral in any manner  without  affecting its right to take any other action with respect to any other Collateral.



19.11 Application of Collateral.  FINOVA shall have the continuing and exclusive

      -------------------------

right to apply or reverse and  re-apply  any and all  payments to any portion of the Obligations.  To the extent that Borrower makes a payment or FINOVA receives any  payment or proceeds  of the  Collateral  for  Borrower's  benefit  which is subsequently invalidated,  declared to be fraudulent or preferential,  set aside or required  to be repaid to a trustee,  debtor in  possession,  receiver or any other party under any bankruptcy  law, common law or equitable  cause,  then, to such extent,  the Obligations or part thereof  intended to be satisfied shall be revived and  continue as if such  payment or proceeds  had not been  received by

FINOVA.



19.12 Loan Requests.  Each oral or written  request for a loan by any Person who

      -------------

purports to be any employee,  officer or authorized  agent of Borrower  shall be made to FINOVA on or prior to 11:00 a.m., Philadelphia time, on the Business Day on which the proceeds  thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the  crediting of a loan to  Borrower's  operating  account  shall  conclusively establish  Borrower's  obligation to repay such loan.  Unless and until Borrower otherwise  directs  FINOVA in writing,  all loans  shall be wired to  Borrower's operating account set forth on the Schedule.

19.13 Notices.  Any notices or consents  required or permitted by this Agreement

      -------

shall be deemed  given if  delivered  in person with  receipt,  sent by telegram

(with messenger service  specified) or sent by nationally  recognized  overnight courier service, or sent by certified or registered mail postage prepaid, return receipt  requested,  or sent by facsimile  transmission as follows,  unless such address is changed by written notice hereunder:



If to FINOVA:

                  FINOVA Capital Corporation

                  1060 First Avenue

                  Suite 100

                  King of Prussia, PA 19406

                  Attn:  Jeffrey D. Weiss

                  FAX:   610/354-8476



                  FINOVA Capital Corporation

                  355 South Grand Avenue

                  Suite 2400

                  Los Angeles, CA 90071

                  Attn:    John Bonano

                  FAX:     213/625-3729



                  FINOVA Capital Corporation

                  1850 N. Central Avenue

                  P.O. Box 2209

                  Phoenix, AZ 85002-2209

                  Attn:    Joseph D'Amore, Esq.

                  FAX:     602/207-5036



With copies to:



         Blank Rome Comisky & McCauley

         1200 Four Penn Center Plaza

         Philadelphia, PA  19103

         Attn:  Lawrence F. Flick, II, Esquire

         FAX:  215/569-5555



If to Borrower:

         Hold Billing Services, Ltd.

         11550 IH-10 West, Suite 285

         San Antonio, TX  78230

         Attn: David Mechler, Jr.

         FAX: 210/690-5165



         Avery Communications, Inc.

         190 S. LaSalle, Suite 1410

         Chicago, IL  60603

         Attn: Scot McCormick, CFO

         FAX:  312/419-0172



with copies to:

         Winstead, Sechrest & Minick

         5400 Rennaissance Tower

         1201 Elm Street

         Dallas, TX  75270

         Attn: Bruce Cheatham, Esquire

         FAX: 214/745-5390



19.14  Brokerage  Fees.  Borrower  represents and warrants to FINOVA that,  with

       ---------------

respect to the financing transaction herein contemplated,  no Person is entitled to any brokerage fee or other  commission and Borrower  agrees to pay any fee or commission due to such Person and to indemnify and hold FINOVA harmless  against any and all such claims.



19.15  Disclosure.  No  representation  or  warranty  made by  Borrower  in this

       ----------

Agreement,  or in any  financial  statement,  report,  certificate  or any other document  furnished in connection  herewith  contains any untrue  statement of a material  fact or  omits  to  state  any  material  fact  necessary  to make the statements herein or therein not misleading.  There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing  with  respect  to the  transactions  contemplated  by this

Agreement  which  materially  and  adversely   affects  the  business,   assets,

operations, prospects or condition (financial or otherwise), of Borrower.



19.16 Publicity. FINOVA is hereby authorized to issue appropriate press releases

      ---------

and to cause a tombstone to be published  announcing  the  consummation  of this transaction and the aggregate amount thereof.



19.17  Captions.  The Section  titles  contained in this  Agreement  are without

       --------

substantive meaning and are not part of this Agreement.



19.18 Injunctive Relief.  Borrower  recognizes that, in the event Borrower fails

      -----------------

to perform,  observe or discharge any of its  Obligations  under this Agreement,

any  remedy  at law may prove to be  inadequate  relief  to  FINOVA.  Therefore,

FINOVA,  if it so  requests,  shall  be  entitled  to  temporary  and  permanent injunctive  relief in any such case  without  the  necessity  of proving  actual damages.



19.19 Counterparts.  This Agreement may be executed in one or more counterparts,

      ------------

each of which taken together shall constitute one and the same instrument.



19.20 Construction. The parties acknowledge that each party and its counsel have

      ------------

reviewed this Agreement and that the normal rule of  construction  to the effect that any ambiguities are to be resolved  against the drafting party shall not be employed in the  interpretation  of this Agreement or any amendments or exhibits hereto.



19.21 Time of Essence. Time is of the essence for the performance by Borrower of

      ---------------

the Obligations set forth in this Agreement.



19.22  Limitation of Actions.  Borrower agrees that any claim or cause of action

       ---------------------

by Borrower against FINOVA, or any of FINOVA's directors,  officers,  employees,

agents,  accountants or attorneys, based upon, arising from, or relating to this

Agreement,  or any other present or future  agreement with FINOVA,  or any other transaction
contemplated  hereby or  thereby or  relating  hereto or  thereto,  or any other matter,  cause or thing  whatsoever,  whether or not relating hereto or thereto,

occurred,  done,  omitted  or  suffered  to be done by  FINOVA,  or by  FINOVA's directors,  officers,  employees,  agents,  accountants  or  attorneys,  whether sounding in contract or in tort or otherwise, shall be barred unless asserted by

Borrower by the  commencement of an action or proceeding in a court of competent jurisdiction  by the filing of a complaint  within one year after the first act,

occurrence  or  omission  upon which such claim or cause of action,  or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other person authorized to accept service of process on behalf of FINOVA,

within 60 days thereafter.  Borrower agrees that such one-year period of time is a reasonable  and sufficient  time for Borrower to investigate  and act upon any such claim or cause of action.  The one-year period provided herein shall not be waived,  tolled,  or extended except by a specific written  agreement of FINOVA.

This provision shall survive any termination of this Loan Agreement or any other agreement.



19.23 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any

      ---------

indirect,  special,  incidental or consequential  damages in connection with any breach of  contract,  tort or other  wrong  relating  to this  Agreement  or the

Obligations  or  the   establishment,   administration  or  collection   thereof

(including   without   limitation   damages  for  loss  of   profits,   business

interruption,   or  the  like),   whether  such  damages  are   foreseeable   or

unforeseeable,  even if  FINOVA  has been  advised  of the  possibility  of such damages.  Neither  FINOVA,  nor any  FINOVA  Affiliate  shall be liable  for any claims,  demands,  losses or damages,  of any kind  whatsoever,  made,  claimed,

incurred or suffered by the Borrower through the ordinary  negligence of FINOVA,

or any FINOVA  Affiliate.  "FINOVA  Affiliate"  shall mean  FINOVA's  directors,

officers, employees, agents, attorneys or other person or entity affiliated with or representing FINOVA.



19.24 Notice of Breach by FINOVA.  Borrower agrees to give FINOVA written notice

      --------------------------

of (i) any action or inaction by FINOVA or any attorney of FINOVA in  connection with any Loan Documents that may be actionable against FINOVA or any attorney of

FINOVA or (ii) any  defense to the  payment of the  Obligations  for any reason,

including,  but  not  limited  to,  commission  of a tort  or  violation  of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully  given as promptly as  possible  (and in any event  within  thirty (30)

days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had  knowledge,  of any such action,  inaction or defense,  Borrower shall not assert,  and  Borrower  shall be deemed to have  waived,  any claim or defense arising therefrom.



19.25  Withholding  and Other Tax  Liabilities:  FINOVA  shall have the right to

       ---------------------------------------

refuse to make any advances from time to time unless Borrower shall, at FINOVA's request, have given to FINOVA evidence,  reasonably satisfactory to FINOVA, that

Borrower has properly  deposited  or paid,  as required by law, all  withholding taxes  and all  federal,  state,  city,  county  or  other  taxes  due up to and including  the  date  of the  loan.  Until  all of  Borrower's  liabilities  and obligations to FINOVA have been  indefeasibly paid and satisfied in full, FINOVA shall  be  entitled  to  continue  to hold any and all of the  Collateral  until

Borrower has given to FINOVA evidence,  reasonably  satisfactory to FINOVA, that

Borrower  has  properly  deposited  or paid,  as  required  by law,  all federal withholding  taxes  due up to and  including  the  date  of such  expiration  or termination.  Copies of validated  deposit slips showing  payment shall likewise constitute  satisfactory  evidence for such purpose. In the event that any lien,

assessment or tax liability  against Borrower shall arise in favor of any taxing authority,  whether or not notice  thereof  shall be filed or recorded as may be required by law,  FINOVA shall have the right (but shall not be  obligated,  nor shall FINOVA hereby assume the duty) upon reasonable prior notice to Borrower to pay any such lien,  assessment  or tax  liability by virtue of which such charge shall have arisen;  provided,  however,  that FINOVA shall not pay any such tax,

assessment  or lien if the amount,  applicability  or validity  thereof is being contested in good faith and by  appropriate  proceedings by Borrower and further provided that  Borrower's  title to and its right to use, the  Collateral is not adversely  affected and FINOVA's  lien and  priority in the  Collateral  are not affected, altered or impaired thereby. In order to pay any such lien, assessment or tax  liability,  FINOVA  shall  not be  obliged  to  wait  until  said  lien,

assessment or tax  liability is filed before  taking such action as  hereinabove set forth. Any sum or sums which FINOVA shall have paid for the discharge of any such lien shall be added to the Revolving Loans and shall be paid by Borrower to

FINOVA with interest thereon, upon demand, and FINOVA shall be subrogated to all rights of such taxing authority against Borrower.  FINOVA may establish reserves against  the  Borrowing  Base for any  amounts  paid by FINOVA  pursuant to this paragraph or for any amounts being contested in good faith under this paragraph.

19.26  MUTUAL  WAIVER OF RIGHT TO JURY TRIAL.  FINOVA AND  BORROWER  EACH HEREBY

       -------------------------------------

WAIVES  THE  RIGHT TO TRIAL BY JURY IN ANY  ACTION  OR  PROCEEDING  BASED  UPON,

ARISING OUT OF, OR IN ANY WAY  RELATING TO: (i) THIS  AGREEMENT;  (ii) ANY OTHER

PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER;  OR (iii)

ANY CONDUCT,  ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS,

OFFICERS,  EMPLOYEES,  AGENTS,  ATTORNEYS OR ANY OTHER PERSONS  AFFILIATED  WITH

FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT

OR TORT OR OTHERWISE.



Borrower:



HOLD BILLING SERVICES, LTD.



By: HBS, Inc., its sole general partner



    By: _______________________________

        Scot McCormick, Vice President



    Attest:____________________________

           Secretary or Ass't Secretary



Tax I.D. No. 74-2719274





FINOVA CAPITAL CORPORATION



By_______________________________



Title____________________________